Exhibit 99

SUPPLEMENTAL DEED
THIS DEED is dated the 5th day of  January 2024
BETWEEN
1.	THE PROCTER & GAMBLE COMPANY, incorporated in Ohio, USA), whose principal office is at Cincinnati, Hamilton County, Ohio, USA (the "Company"); and
2.	LINK MARKET SERVICES TRUSTEES LIMITED, registered in England & Wales under company number 2729260 whose registered office is at Central Square, 29 Wellington Street, Leeds, LS1 4DL (the "Trustee");
WHEREAS:
(A)
This Deed is supplemental to a Deed dated 9 September 2002 and made between inter alia the Company and The Procter and Gamble Company Share Incentive Plan Trustee Limited as the Original Trustee (the "Principal Deed") whereby the Company established the Procter & Gamble 1-4-1 Plan (the "Plan").

(B)
Pursuant to Clause 22.1 of the Principal Deed, the Company has determined that, the Principal Deed should be amended on the terms of this Deed to take account of changes to the Share Incentive Plan (SIP) Code since the Plan was first implemented in 2002.

NOW THIS DEED WITNESSES as follows:
1.	With effect from the date of this deed, the parties agree to amend the Principal Deed and rules as set out in Schedules 1 and 2.
2.	The Principal Deed and rules shall continue in full force and effect as set out in Schedule 3.

EXECUTED AS A DEED by the parties the day and year first before written
EXECUTED AS A DEED by THE PROCTER & GAMBLE COMPANY
acting by Purushothaman Balaji who is permitted to execute for THE PROCTER & GAMBLE COMPANY under the laws of the United States of America.

Authorised Signatory: /s/Purushothaman Balaji

EXECUTED AS A DEED for and
on behalf of LINK MARKET SERVICES TRUSTEES LIMITED
Director: /s/ Ian Stokes

Director/Secretary:

SCHEDULE 1 – Proposed changes to the Deed

Document and Number	Amendment	Reason
Trust Deed
6	Replace “the Inland Revenue” with “HMRC”.	Change in name of Tax authority
7.1.2	Replace reference to “paragraph 95 of Schedule 8” with “paragraph 80(2) of Schedule 2”.	Updated legislation
7.3	Replace “the Board of the Inland Revenue” with “HMRC”.
22.1.4
Replace with “no modification to any key feature (as defined in paragraph 85A (6) of Schedule 2) of the Plan shall take effect if the result would be that the Plan would no longer be a Schedule 2 share incentive plan.”
Updated legislation. Change to HMRC practice, no longer possible to get approval of “Board of Inland Revenue”

SCHEDULE 2 – Proposed changes to the Rules

Rules - Definitions
Accounting period	Replace references to 224 and 225 of the Companies Act 1985 with 391 and 392 of the Companies Act 2006	Updated legislation
Associate	Delete	Updated legislation (Material Interest provisions to which this definition related no longer in SIP legislation)
Associated Company	Replace with “the meaning set out in paragraph 94 of Schedule 2”	Optional change – wording is as set out in the legislation but could tie in with the legislative reference
Business Day	Insert new definition “a day other than a Saturday, Sunday or public holiday in England when banks in London are open for business”	Consequential change - Used in proposed new Notices clause
Capital Receipt
Replace with “means, in relation to a Participant’s Plan Shares, any money or money’s worth which the Trustees or the Participant become entitled to receive, save to the extent that it is disregarded in accordance with the provisions of paragraphs 501(6), 502(4) and 502(5) of ITEPA 2003;”
Updated legislation
Close Company	Delete	Updated legislation (Material Interest provisions to which this definition related no longer in SIP legislation)
Connected Company	Replace with “the meaning set out in paragraph 18 of Schedule 2”	Optional change – wording is as set out in the legislation but could tie in with the legislative reference
CTA 2010	Insert new definition “Corporation Tax Act 2010”	Updated legislation
Control	Replace reference to s840 ICTA 1988 with section 719 ITEPA	Updated legislation
Eligible Employee
• Replace b) iii) with “is a UK resident taxpayer as defined in paragraph 8(2) of Schedule 2”
• Delete b) iv)
• Replace b) v) with “is not participating at the same time in a share incentive plan established by a Connected Company”
Updated legislation
Employees’ Share Scheme	Replace reference to 743 Companies Act 1985 with 1166 Companies Act 2006	Updated legislation
HMRC	Insert new definition “HM Revenue & Customs”	Change in name of Tax authority
ICTA 1988	Delete	Updated legislation
Inland Revenue	Insert new definition	Change in name of Tax authority – definition added for
ITEPA 2003	Insert new definition “the Income Tax (Earnings and Pensions) Act 2003”	Updated legislation
Market Value	Replace reference to paragraph 125 of Schedule 8 with paragraph 92 of Schedule 2 and reference to Inland Revenue Shares Valuation with HMRC Shares and Assets Valuation	Updated legislation
Material Interest	Delete	Change in legislation – Material Interest provisions no longer in SIP legislation
Qualifying Company	Replace reference to paragraph 14 of Schedule 8 with paragraph 17 of Schedule 2	Updated legislation
Relevant Amounts	(a) Replace £3,000 with £3,600 (b) (i) replace £125 with £150 (c) Delete	Updated legislation
Retirement Age	Delete	Change in legislation
Salary	Replace with “the meaning set out in paragraph 43(4) of Schedule 2”	Updated legislation
Schedule 2	Insert new definition “Schedule 2 to ITEPA 2003”	Updated legislation
Shares	Replace reference to “paragraphs 60 to 67 inclusive of Schedule 8” with “paragraphs 26 to 29 inclusive of Schedule 2”	Updated legislation
Rules - Number
8.2	Replace reference to paragraph 121(5) of Schedule 8 with paragraph 90(5) of Schedule 2	Updated legislation
9.2.	Replace 30 days with 90 days	Reflect current procedure
9.2.1 and 9.2.2	Change default position to sale of shares	Reflect current procedure
9.4.3	replace reference to 1981 to 2006	Updated legislation
9.4.5	replace Retirement Age – with “to the satisfaction of the UK Share Plan Manager”	Change in legislation
10.3.3	replace reference to paragraph 37 of Schedule 8 with paragraph 47 of Schedule 2	Updated legislation
10.5.1	Replace reference to paragraph 38 of Schedule 8 paragraph 48 of Schedule 2	Updated legislation
10.8.2.1	Replace “Banking Act 1987” with “Financial Services and Markets Act 2000”	Updated legislation
14.3	Replace 30 days with 90 days	Reflect current procedure
14.3.1 and 14.3.2	Change default position to sale of shares	Reflect current procedure
18.3	Replace 30 days with 90 days	Reflect current procedure
18.3.1 and 18.3.2	Change default position to sale of shares	Reflect current procedure
20.2.3	Delete – no longer any relevant amount for dividend shares and delete reference to Rule 20.2.3 in Rule 20.2.1	Change in legislation
23	Replace 30 days with 90 days	Reflect current procedure
23.2.1 and 23.2.2	Change default position to sale of shares	Reflect current procedure
24.5.1
Delete “30 days” and replace with “2 years”.
Delete “to or to the order of his legal personal representatives” and replace with “by:
24.5.1.1 transferring them to the Participant’s legal representatives or another person being a permitted transferee at the direction of the Participant’s legal representatives;
25.5.1.2 disposing of them (including to themselves or to a trust) and accounting (or holding themselves ready to account) for the proceeds to the Participant’s legal representatives or another person at the direction of the Participant’s legal representatives; or
25.5.1.3 -in the absence of any specific direction from the Participant’s legal representatives, transferring them to the Participant’s representatives or disposing of them (including to themselves) as they shall in their absolute discretion determine.”
Resolve issues around removing shares for deceased participants
25.1.3	Replace reference to section 416 ICTA 1988 with sections 450 and 451 of CTA 2010	Updated legislation
28.2.2.1	replace with “redeemable shares or securities issued as mentioned in paragraph C or D in section 1000(1) of CTA 2010 (distributions)”	Updated legislation
28.2.2.2	replace with “share capital issued in circumstances such that section 1022(3) of CTA 2010 (bonus issues) applies”	Updated legislation
28.2.2.3	replace with “share capital to which section 410 of ITTOIA 2005 (stock dividends) applies that is issued in a case where subsection (2) or (3) of that section applies”	Updated legislation
31.2	Replace “the Board of Inland Revenue” with “HMRC”	Updated name of Tax authority
33.1.1	Replace “the Inland Revenue” with “HMRC”	Updated name of Tax authority
33.2.2	Replace reference to paragraph 121 of Schedule 8 with paragraph 90 of Schedule 2	Updated legislation
33.3	Delete – Inland Revenue approval no longer relevant	Change in legislation
34
Delete - equivalent to paragraph 76 Schedule 8 (paragraph 78 Schedule 2 Acquisition by trustees of shares from employee share ownership trust) deleted from legislation under FA 2013 and update numbering for following rules (Rule 35 becomes Rule 34, and so on)
Change in legislation and consequential amendments
34 (formerly 35)
Delete 34.1 and 34.3 and replace with the following:
“34.1 Any notice, document or other communication given under or in connection with the Plan shall be in writing and shall be sent by post or by email to the Appropriate Postal or Email Address. For the purposes of this Rule 34.1. Appropriate Postal or Email Address means:
34.1.1 in the case of the Company, addressed to the UK Share Plan Manager at their usual place of business or to their email address; and
34.1.2 in the case of the Trustee, to any postal or email address provided to Participants for the purpose of contacting the Trustee; and
34.1.3 the work email address of an Eligible Employee or Participant who is permitted to receive personal emails at work or their home address if sent by post.
Any notice, document or other communication given under this Rule 34.1 shall be deemed to have been received at 9.00am on the next Business Day after sending the email or two Business Days in the case of postal communication.
This Rule 34.1 does not apply to the service of any proceedings or other documents in any legal action or, where applicable, any arbitration or other method of dispute resolution.”
Update numbering accordingly.
Suggested change to notice provisions
34.2 (formerly 35.2)	The word “email” shall be inserted between the words “an” and “address” where they appear on the penultimate line.	Suggested change to notice provisions
34.4(formerly 35.5)	Replace reference to “ICTA 1988” with “ITEPA 2003”	Updated legislation
39
Add new rule to provide for data protection “For the purpose of operating the Plan, the Company will collect and process information relating to Eligible Employees and Participants in accordance with the privacy notice which is on the Company intranet.”
“New” legislation

SCHEDULE 3 – Revised version of Trust Deed and Rules

DATED 2002

THE PROCTER & GAMBLE COMPANY

and

PROCTER & GAMBLE SHARE INCENTIVE PLAN TRUSTEE LIMITED

TRUST DEED AND RULES

OF

THE PROCTER & GAMBLE COMPANY

HMRC APPROVED

SHARE INCENTIVE PLAN

Adopted by the Directors on:

Approved by the Inland Revenue on:

Inland Revenue reference no: A1506/SY
As amended and restated pursuant to a Supplemental Deed dated 5th of January 2024 and updates to the Rules having been made with the approval of The Procter & Gamble Company on 5th of January2024
CONTENTS

Trust Deed
Clause

1. Interpretation
2. Object of Trust
3. Achieving Object of Trust
3.1 Monies received from Participating Companies
3.2 Contributory Share Money
4. Unused Funds
4.1 Trustee to apply unused funds for costs etc
4.2 Trustee to account for monies upon termination of Plan
5. Right to deal with reconstructions, etc
5.1 Trustee to act on Participant’s directions
5.2 Trustee to use reasonable endeavours to obtain directions
5.3 No liability for acting on directions
6. Accountability for PAYE and other deductions
7. Maintenance of Trust records
7.1 Trustee to procure preparation of Trust records
7.2 Duty to keep records of PAYE deductions
7.3 Trustee to submit Trust records to Company and any Participating Company
7.4 Company’s and any Participating Company’s right to inspect Trust records
8. Securities and title
8.1 Securities may be placed in custody
8.2 More than one Trustee may be registered proprietor
9. Application of Plan to Subsidiaries
9.1 Extension of Plan to Subsidiaries
9.2 Circumstances where Plan may cease to apply to Subsidiary
9.3 Trustee not liable to account to former Participating Companies
10. Duties of Participating Companies
10.1 Duty to contribute sums and provide information
10.2 Continuing liability of former Participating Companies
11. Protection of the Trustee
11.1 Limited liability for monetary obligations
11.2 Trustee to comply with Company’s directions
11.3 Indemnity
11.4 No obligation to become involved in management
12. Additional powers
12.1 Additional powers of the Trustee
12.2 Trustee’s power to invest monies etc
12.3 Trustee’s power of sale
13. Proceedings of Trustees
13.1 Scope of clause
13.2 Regulations for conduct of business
13.3 Quorum for meetings of Trustees
13.4 Majority voting of Trustees
13.5 Written resolutions of Trustees
14. Administration
14.1 Delegation
14.2 Trustee being a company
14.3 Minutes of meetings
14.4 Professional advice
14.5 Trustee’s agents
14.6 Trustee may execute deeds etc
15. Remuneration and interests of the Trustees
15.1 Individual Trustees
15.2 Professional Trustees
15.3 Corporate Trustees
15.4 Right to be employed by Company or Subsidiary
16. Permitted dealings of Trustees
16.1 Trustee permitted to hold shares etc
16.2 No requirement to account for benefits
17. Number, appointment, retirement and removal of Trustees
17.1 Minimum number of Trustees
17.2 Statutory power to appoint new and additional Trustees
17.3 Power to appoint additional Trustees
17.4 Company ceasing to exist
17.5 Removal of Trustees
17.6 Retirement of Trustees
17.7 Transfer of trust property following removal or retirement of Trustees
17.8 Section 37 of the Trustee Act 1925
17.9 Residence of Trustees
18. Delegation of Administration by the Company and other matters
18.1 Delegation of Administration
18.2 Exercise of powers
18.3 Information supplied by Participating Company
19. Duration and Winding up of the Plan
19.1 Termination on expiry of the Trust Period
19.2 Outstanding liabilities
19.3 Completion of obligations
20. Supremacy of Trust Deed over rules of Plan
21. Governing Law and Jurisdiction
21.1 Governing Law
21.2 Jurisdiction
21.3 Jurisdiction agreement for benefit of Company
21.4 Participant deemed to submit to such jurisdiction
22. Amendment of Trust Deed and Rules
22.1 Amendment of Deed and Rules
22.2 Amendments to be binding
23. General Provisions
23.1 Counterparts
23.2 Irrevocability

Schedule
Rules of The Procter & Gamble Company HMRC Approved Share Incentive Plan

Rule

1. Interpretation
2. Purpose of the Plan
3. Participation on same terms

PART I – FREE SHARES

4. Issue of Invitations
4.1 Discretion of Directors
4.2 Limit on individual participation
4.3 Contents of Free Shares Invitations
4.4 Free Shares Agreement and Free Shares Invitations
4.5 Election to participate in any Award of Free Shares
5. Allocation of Free Shares by reference to performance
5.1 Free Shares may be allocated by reference to performance
5.2 Performance Allowances to apply to all
5.3 UK Share Plan Manager to provide information
5.4 Use of method 1 or method 2
5.5 Performance Allowances: method 1
5.6 Performance Allowances: method 2
5.7 Same terms basis for Free Shares Awards
6. Performance Targets
6.1       Imposition of Performance Targets
6.2       Nature of Performance Targets
6.3 Membership of Performance Unit
6.4       Substitution, variation or waiver of Performance Targets
7. Appropriation of Free Shares
7.1       Provision of information by the UK Share Plan Manager to the Trustee
7.2       Appropriation
7.3       Notification of Appropriation to Participants

8. Restrictions on dealings in, and permitted transfers of Free Shares
8.1       Restrictions on disposals by Participants
8.2       Restrictions on disposals by the Trustee
8.3 Transfer of Free Shares after the Free Shares Holding Period
9. Cessation of Relevant Employment and early transfer of Free Shares
9.1 Trustee to be notified of cessation of Relevant Employment
9.2 Early transfer of Free Shares
9.3 Forfeiture of Free Shares
9.4 Injury, disability, redundancy, retirement etc
9.5 Death

PART II - CONTRIBUTORY SHARES
10. Contributory Shares Invitations
10.1 Issue of Contributory Shares Invitations
10.2 Timing of Contributory Shares Invitations
10.3 Contents of Contributory Shares Invitation
10.4 Contributory Shares Agreement and Contributory Shares Invitation
10.5 Contents of Contributory Shares Agreement
10.6 Agreement may be withdrawn
10.7 Excess Salary deductions
10.8 Contributory Share Money held for Eligible Employee
10.9 Interest on Contributory Share Money
11. Instructions given after date of Contributory Shares Agreement
11.1 Variation of Salary deductions and intervals
11.2 Notice to suspend Salary deductions
11.3 Notice to terminate Contributory Shares Agreement
11.4 UK Share Plan Manager to give effect to notices
11.5 Contributory Shares Agreement to apply to new holding
12. Acquisition of Contributory Shares
12.1 Acquisition of Shares by Trustee (no Accumulation Period)
12.2 Acquisition of Shares by Trustee (with Accumulation Period)
12.3     Notification of acquisition to Participants
12.4     Salary deductions not invested in Contributory Shares
13. Transfer of Contributory Shares by Participant
13.1 Participants may request transfer of Contributory Shares
13.2 Trustee to comply with request
14. Cessation of Relevant Employment
14.1     Trustee to be notified of cessation of Relevant Employment
14.2     Cessation of Relevant Employment prior to the Contributory Shares Acquisition
Date
14.3 Transfer of Contributory Shares on cessation of Relevant Employment

PART III – MATCHING SHARES
15. Notification of Matching Shares
15.1 Relationship to Contributory Shares
15.2 Additional contents of Contributory Shares Agreement
16. Appropriation of Matching Shares
16.1     Appropriation of Matching Shares
16.2     Notification of Appropriation to Participants
17. Restrictions on dealings in, and permitted transfers of Matching Shares
18. Cessation of Relevant Employment and early withdrawal of Contributory
Shares
18.1    Trustee to be notified of cessation of Relevant Employment
18.2    Early withdrawal of Contributory Shares
18.3    Early transfer of Matching Shares
18.4    Forfeiture of Matching Shares
18.5    Injury, disability, redundancy, retirement etc
18.6    Death

PART IV - DIVIDEND SHARES
19. Provision of Dividend Shares
19.1 Relationship to Plan Shares
19.2 Direction revocable
19.3 Dividend not invested in Dividend Shares
19.4 Timing of acquisition of Dividend Shares
19.5 Participants to be treated equally
20. Amount and type of Dividend Shares
20.1 Type of Shares to be used as Dividend Shares
20.2 Calculation of number of Dividend Shares
20.3 Dividend amounts carried forward
20.4 Circumstances for payment of cash dividends
21. Notification of acquisition of Dividend Shares
22. Restrictions on dealings in and permitted transfers of Dividend Shares
23. Cessation of Relevant Employment
23.1 Trustee to be notified of cessation of Relevant Employment
23.2 Early transfer of Dividend Shares
23.3 Death

PART V – GENERAL REQUIREMENTS
24. Requirements generally applicable to Plan Shares
24.1 Participants may elect not to participate
24.2 Individuals eligible for Appropriation
24.3 Shares not Appropriated or forfeited
24.4 Shares ceasing to qualify
24.5 Death of Participant
24.6 Funds to be provided by Participating Companies
24.7 Shares purchased off market by the Trustee
24.8 Subscription price
24.9 Rights attaching to subscribed Shares
24.10 Shares with different rights
24.11 Foreign Dividends
24.12 Timing of contributions to Trustee
25. Permitted dealings in Plan Shares
26. Receipts by the Trustee
27. Exercise of voting rights attaching to Plan Shares
27.1 Trustee to notify Participants of resolutions
27.2 Participant to instruct Trustee how to vote
27.3 Notification of Participants’ directions to Trustee to be in writing
28. Company reconstructions
28.1 New holdings of Shares
28.2 Meaning of “new holding”
29. Rights Issues
29.1 Application of Rule
29.2 Trustee to provide information to Participants
29.3 Participants to give written directions to Trustee
29.4 Cash amounts arising to be dealt with by Trustee
29.5 Failure by Participant to give any direction
30. Duty to account for PAYE on cash amounts
30.1 Trustee to make PAYE deductions
30.2 Trustee to deal with PAYE deductions
31. Duty to account for PAYE on transfers of assets
31.1 Trustee to make PAYE deductions
31.2 Trustee to deal with PAYE deductions
32. Apportionment of Capital Receipts
32.1 Treatment of Capital Receipts
32.2 Trustee to inform Participants
33. Termination of Plan
33.1     Company may terminate Plan
33.2     Consequences of termination of Plan
34  Notices
34.1    Notice by and to Company, etc
34.2     Deceased Participant
34.3 Notice to Company, etc
34.4     Trustee to distribute Company documentation
34.5 Notification of liability to Income Tax
35.       Fractional entitlements
36. Protection of the Trustee
37. Application for Listing of Plan Shares
38. Relationship of Plan to contract of employment
39. Data Protection
40. Alterations

THIS DEED of TRUST is made on 9 September 2002
BETWEEN:
(1)	The Procter & Gamble Company (incorporated in Ohio, USA) whose principal office is situated at Cincinnati, Hamilton County, Ohio, USA (“the Company”);
(2)
Procter & Gamble Share Incentive Plan Trustee Limited (incorporated in England and Wales under company number 4304207) whose registered office is situated at The Heights, Brooklands, Weybridge, Surrey, KT13 0XP (“the Original Trustee”);

(3)	Procter & Gamble Technical Centres Limited (incorporated in England and Wales under company number 3281294) whose registered office is situated at The Heights, Brooklands, Weybridge, Surrey, KT13 0XP;
(4)
Procter & Gamble (Health & Beauty Care) Limited (incorporated in England and Wales under company number 436549) whose registered office is situated at The Heights, Brooklands, Weybridge, Surrey, KT13 0XP;

(5)	Procter & Gamble (L&CP) Limited (incorporated in England and Wales under company number 3288185) whose registered office is situated at The Heights, Brooklands, Weybridge, Surrey, KT13 0XP;
(6)
Procter & Gamble Product Supply (UK) Limited (incorporated in England and Wales under company number 3074536) whose registered office is situated at The Heights, Brooklands, Weybridge, Surrey, KT13 0XP;

(7)
Procter & Gamble Pharmaceuticals UK, Limited (incorporated in England and Wales under company number 202929) whose registered office is situated at The Heights, Brooklands, Weybridge, Surrey, KT13 0XP;

(8)	Clairol Limited (incorporated in England and Wales under company number 2486615) whose registered office is situated at The Heights, Brooklands, Weybridge, Surrey, KT13 0XP; and
(9)	IAMS UK Limited (incorporated in England and Wales under company number 3169339) whose registered office is situated at Centurion Way, Meridian Business Park, Leicester, LE19 1WH.

PRELIMINARY:
(A)
The Company wishes to establish a share incentive plan to be known as the Procter & Gamble 1-4-1 Plan approved in accordance with the provisions of Schedule 2 (formerly Schedule 8) and constituting an Employees’ Share Scheme.

(B)	The Plan was adopted by the Directors on 9 September 2002.
(C)	The Original Trustee has agreed to act as the first trustee of the Plan.
(D)	The Original Trustee has received the sum of £50 from the Company as an initial contribution to the trusts established by this Trust Deed.
THE TRUST DEED WITNESSES as follows:
1 INTERPRETATION
In this Trust Deed:
1.1	unless the context otherwise requires the definitions set out in Rule 1.1 of the Schedule shall apply and the following words and expressions shall have the following meanings:
Beneficiary	a bona fide employee or former employee of a Subsidiary;
Charitable	exclusively charitable under English law;
Trust Deed	this trust deed in its present form or as amended from time to time;
Trust Period
the period commencing on the date of this Trust Deed and ending on the expiry of 80 years from the date of this Trust Deed and so that the period of 80 years from the date of this Trust Deed shall be the perpetuity period for the purpose of section 1 of the Perpetuities and Accumulations Act 1964; and

Trustee	the Original Trustee and any additional or replacement trustee from time to time of the Plan.
1.2	Unless otherwise specified, the interpretation provisions of Rule 1.2 of the Schedule shall apply.
1.3	References to clauses are to clauses of this Trust Deed.
2 OBJECT OF TRUST
All Plan Shares held by the Trustee will be held UPON TRUST for the Beneficiaries respectively entitled to them under the Plan subject to the provisions set out below and to the power of the Trustee to transfer or cause to be transferred to the person beneficially entitled to them any Plan Shares in accordance with the Plan.
3 ACHIEVING OBJECT OF TRUST
3.1 Monies received from Participating Companies
Subject to the provisions set out below the Trustee shall apply monies it receives from the Participating Companies in the acquisition of Shares for Appropriation or for the purposes of clause 4.1 and to hold such Shares once Appropriated and all other trust property deriving from such Shares on trust for the Participants to whom such Shares have been Appropriated and to apply and deal with the same in accordance with the Plan provided always that:
3.1.1
the Trustee shall not dispose of a Participant’s Free Shares during the Free Shares Holding Period, Matching Shares during the Matching Shares Holding Period or Dividend Shares during the Dividend Shares Holding Period (whether by transfer to the Participant or otherwise) except as provided in the Rules;

3.1.2
the Trustee shall not (subject to the Rules) dispose of any of a Participant’s Free Shares after the end of the Free Shares Holding Period, Matching Shares after the end of the Matching Shares Holding Period or Dividend Shares after the end of the Dividend Shares Holding Period except pursuant to a direction validly given by or on behalf of the Participant or any person in whom the beneficial interest in those Shares is for the time being vested;

3.1.3
the Trustee shall deal with any right attaching to Free Shares, Matching Shares or Dividend Shares to be allotted or to acquire other shares, securities or rights of any description only pursuant to a written direction given by or on behalf of the Participant or any person in whom the beneficial interest in such Free Shares, Matching Shares or Dividend Shares is for the time being vested.

3.2 Contributory Share Money
Subject to the provisions set out below the Trustee shall apply Contributory Share Money in the acquisition of Contributory Shares and shall hold such shares once acquired on trust for the Participants on whose respective behalves they have been acquired and apply and deal with the same in accordance with the Plan provided always that:
3.2.1
the Trustee shall not (subject to the Rules) dispose of a Participant’s Contributory Shares (whether by transfer to the Participant or otherwise) except pursuant to a direction validly given by or on behalf of the Participant or any person in whom the beneficial interest in those Contributory Shares is for the time being vested;

3.2.2
the Trustee shall deal with any right attaching to Contributory Shares to acquire other shares securities or rights of any description only pursuant to a written direction given by or on behalf of the Participant or any person in whom the beneficial interest in the Contributory Shares is for the time being vested.

4 UNUSED FUNDS

4.1 Trustee to apply unused funds for costs etc
Where pursuant to the Plan the Trustee holds any monies, shares, securities or other assets which represent or represent income derived from:
4.1.1
any monies or assets received from the Participating Companies for the purposes of the Plan but which have not been applied and which are not required to be applied under the Plan in an Appropriation; or

4.1.2
any assets relating to the Plan (including any amounts specifically paid to the Trustee as a contribution to any costs, charges and expenses incurred in connection with the establishment and operation of the Plan) which are not held for the benefit of a Participant in consequence of an Appropriation to him or any acquisition of Contributory Shares by him and which are not required to be applied under the Plan.

then the Trustee may apply such assets or the sale proceeds in or towards any reasonable costs, charges and expenses of the Plan and may during the Trust Period and subject to the law relating to accumulations accumulate any income thereon and hold the same for the general purposes of the Plan. The Trustee shall notify the Company or any Participating Company on request of all amounts and assets held for such purposes.
4.2 Trustee to account for monies upon termination of Plan
If at any time the Plan is terminated the Trustee shall account to the Participating Companies for any unused monies then held on the trusts of clause 4.1. Notwithstanding such termination the Trustee shall continue to administer the Plan in accordance with the Trust Deed and the Rules. At the earlier of the expiry of the Trust Period and the third anniversary of the termination of the Plan the Trustee shall convert into money any trust property held subject to the trusts of the Plan declared in the Trust Deed and which are not either Contributory Shares, or Dividend Shares nor Appropriated to Participants and shall pay such money to such one or more Charitable organisations and if more than one in such proportions as the Trustee shall, in its absolute discretion determine. The receipt of the proper officer of the recipient Charitable organisation shall be a valid discharge of the Trustee for the benefit received by it.
5 RIGHT TO DEAL WITH RECONSTRUCTIONS, ETC
5.1 Trustee to act on Participant’s directions
The Trustee may at any time on behalf of any Participant who has given a direction to the Trustee under the Rules (but not otherwise) enter into any compromise or arrangement with respect to or may release or forbear to exercise all or any of its rights as shareholder whether in connection with a scheme of reconstruction or amalgamation or otherwise and may accept in or towards satisfaction of all or any of such rights such consideration as such Participant shall direct whether in the form of cash, stock, shares, debentures, debenture stock or obligations or securities without the Trustee being in any way liable or responsible for any loss resulting from complying with any such direction or any liability or increased liability of such Participant to tax or in respect of any inadequacy or alleged inadequacy in the nature or amount of such consideration.
5.2 Trustee to use reasonable endeavours to obtain directions
The Trustee shall use reasonable endeavours to ensure that the directions of Participants are obtained in respect of any matters affecting the rights of holders of Plan Shares.
5.3 No liability for acting on directions
The Trustee shall not be liable or responsible for any loss or any liability or increased liability of a Participant to tax arising out of the failure of such Participant to give a direction to the Trustee or the failure of such Participant to give a direction to the Trustee within a particular time or if the Participant has directed the Trustee to use its discretion in any way arising out of the bona fide exercise by the Trustee of that discretion.
6 ACCOUNTABILITY FOR PAYE AND OTHER DEDUCTIONS
The Company, any Participating Company or the Trustee may account to HMRC or other authority concerned for any amounts deducted from payments made, or assets transferred, pursuant to the Plan in respect of income tax or any other deductions required by statute or regulations made thereunder.
7 MAINTENANCE OF TRUST RECORDS
7.1 Trustee to procure preparation of Trust records
The Trustee shall maintain all necessary accounts (including the accounts of individual employees) records and other documents necessary to carry out its obligations in connection with:
7.1.1	the proper administration of the Plan; and
7.1.2	the PAYE obligations of the employer company (as that expression is defined in paragraph 80(2) of Schedule 2) so far as they relate to the Plan.
7.2  Duty to keep records of PAYE deductions
The Trustee shall keep records of all PAYE deductions, including payments to the Participating Companies in respect of PAYE obligations.
7.3 Trustee to submit Trust records to Company and any Participating Company
The Trustee shall submit to the Company and any Participating Company such reports or other information as it may reasonably require for the purpose of ensuring that the Plan is properly administered and without prejudice to the generality of the foregoing the Trustee shall submit to the Company and any Participating Company copies of all documents including the annual returns which have been supplied to HMRC within twenty-one days of their being so supplied.

7.4 Company’s and any Participating Company’s right to inspect Trust records
The Company and any Participating Company shall at all times be entitled on service of 3 days written notice or as otherwise agreed between the Company or the Participating Company respectively and the Trustee to inspect all accounts, documents and records maintained by the Trustee for the purposes of the Plan and may at any time and at its absolute discretion audit or cause to be audited those accounts, documents and records.
8 SECURITIES AND TITLE
8.1 Securities may be placed in custody
The Trustee may place the documents of title for the time being in its possession in any bank or safe deposit and shall not be responsible for any losses incurred by so doing.
8.2 More than one Trustee may be registered proprietor
At any time when there is more than one Trustee, the Trustee shall be entitled to procure that any one or more of them may be registered as proprietor of any property held by them upon the trusts of the Trust Deed.
9 APPLICATION OF PLAN TO SUBSIDIARIES
9.1 Extension of Plan to Subsidiaries
The Plan may with the consent of the Company be extended to any Subsidiary by a deed of adherence in a form approved by the Directors executed by that Subsidiary and the Company.
9.2 Circumstances where Plan may cease to apply to Subsidiary
The Plan shall cease to extend to a Participating Company when:
9.2.1	such Participating Company ceases to be a Subsidiary; or
9.2.2	a notice is served by the Company upon the Trustee and the Participating Company that the Plan shall cease to apply to that Participating Company; or
9.2.3	a Participating Company withdraws from the Plan on such conditions as may be agreed by the Company but such cessation shall not affect the subsisting rights of Beneficiaries under the Plan which have arisen under the Plan prior to such cessation.
9.3 Trustee not liable to account to former Participating Companies
Where the Plan ceases to extend to a Participating Company in accordance with clause 9.2 then the Trustee shall not be liable to account to such Participating Company for any unused monies then held on the trusts of clause 4.1.
10 DUTIES OF PARTICIPATING COMPANIES
10.1 Duty to contribute sums and provide information
If and so long as any company is a Participating Company it shall:
10.1.1
contribute and pay to the Trustee such sums as are required by the Trustee to purchase or subscribe for Shares to be Appropriated to Participants of that Participating Company together with a fair proportion of the sums required to meet:

10.1.1.1 the reasonable expenses of the Trustee in operating and administering the Plan; and
10.1.1.2	any remuneration payable to the Trustee
to the extent that such expenses and remuneration cannot be met out of such of the assets held by the Trustee as are applicable for that purpose.
10.1.2	provide the Trustee with all information reasonably required from it for the purposes of the administration and operation of the Plan in such form as the Trustee may reasonably require.
10.2 Continuing liability of former Participating Companies
Any company that ceases to be a Participating Company shall remain liable to meet its fair proportion of the expenses of the Trustee.
11 PROTECTION OF THE TRUSTEE
11.1 Limited liability for monetary obligations
The Trustee shall not be liable to satisfy any monetary obligations under the Plan (including but without prejudice to the generality of the foregoing any monetary obligations to Eligible Employees) beyond the sums of money (including income) from time to time in its hands or under its control as Trustee of the Plan and properly applicable for that purpose.
11.2 Trustee to comply with Company’s directions
The Trustee shall comply with any directions given by the Company (including for the avoidance of doubt any person to whom any delegation under clause 18.1 has been made) under the Rules and shall not be under any liability in respect of such compliance to the Company (or such other person under clause 18.1) or to any Eligible Employee.
11.3 Indemnity
Subject to any agreement to the contrary between the Company or any Participating Company and the Trustee, the Company shall pay to or reimburse the Trustee all expenses properly incurred by it in connection with the Trust and shall fully indemnify the Trustee against all actions, claims, losses, demands, proceedings, charges, expenses, costs, damages, taxes, duties and other liabilities incurred by it in connection with the Trust or in connection with the proper administration and operation of the Plan provided that a Trustee shall not be paid, reimbursed or indemnified in respect of:

11.3.1	any sum which can under clause 4.1 be recovered by the Trustee either out of the assets held subject to the Plan or from Participating Companies; and
11.3.2	any fraud, wilful misconduct, or in the case of a Trustee receiving remuneration for acting as a Trustee, negligence by it or any of its officers or employees.
In addition, the Trustee shall have the benefit of all indemnities conferred on trustees by the Trustee Act 1925 and generally by law.
11.4 No obligation to become involved in management
The Trustee shall not be under any obligation to:
11.4.1
become a director or other officer, or interfere in the management or affairs, of any company, any of the shares, debentures, debenture stock or securities which are held on the trusts created by the Trust Deed or of any company associated with any such company, notwithstanding that the Trustee may have (whether directly or indirectly) a substantial holding in, or control of, any such company; or

11.4.2
seek information about the affairs of any such company but may leave the conduct of the affairs of any such company to its directors, officers or other persons managing the company provided the Trustee has no actual notice of any act of dishonesty on the part of such persons in connection with the management of the company.

12 ADDITIONAL POWERS
12.1 Additional powers of the Trustee
In addition and without prejudice to the powers vested in it by the other provisions of the Trust Deed and by law, the Trustee shall have the following powers and discretions:
12.1.1
to agree with the Company (or as appropriate such other person to whom powers are delegated under clause 18.1) all matters relating to the operation and administration of the trusts created by the Trust Deed and so that no person claiming an interest under the Trust shall be entitled to question the legality or correctness of any arrangement or agreement made between the Company (or as appropriate such other person to whom powers are delegated under clause 18.1) and the Trustee in relation to such operation and administration;

12.1.2
from time to time in writing to authorise such other person or persons whether or not a Trustee, as the Trustee shall think fit to draw and endorse cheques and to give receipts and discharges for any monies or other property payable transferable or deliverable to the Trustee and every such receipt or discharge shall be as valid and effectual as if such receipt or discharge was given by the Trustee and the production of such written authority of the Trustee shall be a sufficient protection to any person taking any such receipt or discharge and (unless that person shall have received express notice in writing of the revocation of the authority) he shall be entitled to assume and act upon the assumption that the authority remains unrevoked;

12.1.3
at any time, to borrow or raise money only for the purpose of subscribing for or purchasing Shares or any other purpose for which money may be applied under the Trust Deed. Any loan made by a Participating Company to the Trustee shall be on such terms as the Participating Company and the Trustee agree;

12.1.4	to make any payment to any Beneficiary into the Beneficiary’s bank account and the Trustee shall be discharged from obtaining a receipt or seeing the application of any such payment; and
12.1.5
to pay any amount, whether income or capital, intended to be paid to, or applied for the benefit generally of, any minor to his or her parent or guardian, whose receipt shall be a valid discharge of the Trustee.

12.2 Trustee’s power to invest monies etc
Subject to any provision to the contrary in the Rules the Trustee shall in respect of monies or other assets not held on trust for a Participant have the same full and unrestricted powers of investing and transposing investments and laying out monies in all respects as if it were absolutely entitled to them beneficially and without regard to any requirement as to diversification.
12.3 Trustee’s power of sale
Subject to any provision to the contrary in the Rules the Trustee shall in respect of any assets not held on trust for a Participant have all the powers of sale of a beneficial owner in respect of such assets.
13 PROCEEDINGS OF TRUSTEES
13.1 Scope of clause
Unless a corporate trustee is the sole Trustee, the following provisions of this clause 13 shall govern the proceedings of the Trustees.
13.2 Regulations for conduct of business
The Trustees shall meet together and, subject to the following provisions of this clause 13, make such regulations for the conduct of their business as they determine.
13.3 Quorum for meetings of Trustees
The quorum for any meeting of the Trustees shall be two. A meeting of the Trustees at which a quorum is present shall be competent to exercise all the powers and discretions exercisable by the Trustees generally.
13.4 Majority voting of Trustees

At any meeting of the Trustees, all questions shall be decided by a majority of the votes of the Trustees present and voting thereon. In the event of an equality of votes, the chairman of the meeting, if any, shall have a second or casting vote. In the event of an equality of votes on the election of a chairman at any meeting, the chairman shall be chosen by lot.
13.5 Written resolutions of Trustees
A resolution in writing signed by all the Trustees shall be as valid and effective as if it had been passed at a meeting of the Trustees and the same may consist of two or more documents in similar form each signed by one or more of the Trustees.
14  ADMINISTRATION
14.1 Delegation
Where there is more than one Trustee, the Trustees may from time to time delegate any business to any one or more of their number.
14.2 Trustee being a company
A Trustee which is a company may in its capacity as a Trustee act by its officers and may by such officers have and exercise all powers trusts and discretions vested in it under the Trust Deed.
14.3 Minutes of meetings
The Trustee shall cause proper minutes to be kept and entered in a book provided for the purpose of all its resolutions and proceedings and any such minutes of any meeting of the Trustee, if purported to be signed by the chairman of such meeting or by the chairman of a subsequent meeting, shall be admissible as prima facie evidence of the matters stated in such minutes.
14.4 Professional advice
The Trustee may employ and act on the advice or opinion of any solicitor, accountant, or other person engaged in any profession or business whether such advice was obtained by the Trustee or by the Company or any Participating Company (or as appropriate by such other person to whom powers are delegated under clause 18.1). The Trustee shall not be responsible for any loss occasioned by its acting on that advice.
14.5 Trustee’s agents
The Trustee may employ on such terms as the Company or any Participating Company may agree as to remuneration any agent to transact any business in connection with the Plan and the Trustee shall not be liable for any loss arising by reason of the fraud or negligence of such agent.
14.6 Trustee may execute deeds etc
The Trustee may execute or authorise the execution or delivery by any agent of it of any trust, deeds, documents or other instruments by the impression of the Trustees’ signatures (where there is more than one Trustee) or (in the case of a sole corporate trustee) by the signature of two or more officers of the corporate trustee, in writing, printing, lithograph, photocopying and other modes of representing or reproducing words in a visible form and may authorise the delivery of such instruments on its behalf.
15 REMUNERATION AND INTERESTS OF THE TRUSTEES
15.1 Individual Trustees
Any individual Trustee shall be entitled to receive and retain as remuneration for his services under the Trust Deed such sum or sums as a Participating Company may from time to time resolve to pay to him notwithstanding that he is also an officer or employee of a Participating Company and he shall not be disqualified from voting or taking part in any decision of the Trustees on any matter by virtue of any personal or beneficial interest (actual or prospective) therein.
15.2 Professional Trustees
Any Trustee who is a solicitor, accountant, or other person engaged in any profession or business shall be entitled to charge and be paid all normal and other charges for business transacted, services rendered or time spent personally or by the Trustee’s firm in connection with the Plan, including acts which a Trustee not engaged in any profession or business could have done personally.
15.3 Corporate Trustees
Any Trustee which is a company shall be entitled to charge and be paid such reasonable remuneration or charges as shall from time to time be agreed in writing between the Company (or as appropriate such other person to whom powers are delegated under clause 18.1) and such company and any such company (being a bank) shall be entitled subject to the written consent of the Company (or as appropriate such other person to whom powers are delegated under clause 18.1), to act as banker and perform any services in relation to the Plan on the same terms as would be made with a customer in the ordinary course of its business as a banker without accounting for any resultant profit including without prejudice to the generality of the foregoing retention of its customary share of brokerage commission.
15.4 Right to be employed by Company or Subsidiary
Any Trustee or officer of a corporate trustee may be employed by, or be appointed an officer of, the Company or any Subsidiary and shall be entitled to keep for his benefit such remuneration as he may receive by virtue of such position and shall not be liable to account for any such benefit.
16 PERMITTED DEALINGS OF TRUSTEES
16.1 Trustee permitted to hold shares etc
No Trustee (nor any director or other officer of a company acting as a Trustee) shall be precluded from acquiring, holding or dealing with any shares, debentures, debenture stock or securities of the Company or any Participating Company or any other company in which the Trustee may be interested or from entering into any contract or other transaction with the Company or any Participating Company or any such other company or being interested in any such contract or transaction. No Trustee (nor any director or other officer of a company acting as a Trustee) shall be liable to account to any Beneficiary, Eligible Employee or Participant or, where there is more than one Trustee, to the other Trustees or the Company or any other Participating Company or such other company for any profits so made or benefits so obtained by him.
16.2 No requirement to account for benefits
The Trustee (and any director or other officer of a company acting as a Trustee) who is or becomes a Beneficiary may retain all benefits to which he becomes entitled under the Plan and shall not be liable to account for any such benefit.
17 NUMBER, APPOINTMENT, RETIREMENT AND REMOVAL OF TRUSTEES
17.1 Minimum number of Trustees
The minimum number of Trustees shall be:
17.1.1	in the case of a Trustee which is a company (whether or not a trust corporation), one; and
17.1.2	in any other case, three.
17.1.3	while the number of Trustees is below the minimum number, a continuing Trustee shall not be entitled to exercise any power or discretion under the Trust Deed.
17.1.4
if, after the removal, retirement or death of a Trustee, there are fewer than the minimum number of Trustees required by clause 17.1.2, the Company shall forthwith appoint a new Trustee in place of the removed retiring or dead Trustee.

17.2 Statutory power to appoint new and additional Trustees
The statutory power of appointing new and additional Trustees contained in section 36 of the Trustee Act 1925 shall be vested in the Company and may be exercised by a resolution of the Directors or in writing signed by a person duly authorised by a resolution of the Directors.
17.3 Power to appoint additional Trustees
In addition to the statutory power of appointing new and additional Trustees, the Company shall have the power by a resolution of the Directors or in writing signed by a person duly authorised by a resolution of the Directors to appoint additional Trustees notwithstanding that the effect of such appointment would be to increase the number of Trustees beyond four.
17.4 Company ceasing to exist
If the Company ceases to exist otherwise than in consequence of a reconstruction or amalgamation, all powers of appointing and removing Trustees shall become vested in the Trustee.
17.5 Removal of Trustees
The Company may by a resolution of the Directors or in writing signed by a person duly authorised by a resolution of the Directors, notice of which, in either case, is given to the Trustee, and without assigning any reason therefor, remove a Trustee from office, but not so as to reduce the number of Trustees below that specified in clause 17.1. If no later date is specified in the notice, such removal shall take place immediately on the receipt of the notice by the Trustee. If a later date is specified in the notice, such removal shall take place on the later of the receipt of the notice by the Trustee and the date specified in the notice.
17.6 Retirement of Trustees
A Trustee may retire by giving the Company written notice of his desire to retire but not so as to reduce the number of Trustees below that specified in clause 17.1.
If the requirements of clause 17.1 will continue to be satisfied such notice shall take effect at the expiry of three months or such other period as may be agreed in writing by the Company after the date of such notice.
If the requirements of clause 17.1 will not continue to be satisfied, the Company shall, within three months after the giving of such notice, appoint an additional Trustee. If the Company fails to do so within such period, the retiring Trustee may by deed appoint an additional Trustee and his retirement shall thereupon become effective.
17.7 Transfer of trust property following removal or retirement
Forthwith following his removal or retirement as a Trustee, the outgoing Trustee shall transfer all property held by him subject to the Plan and deliver all documents in his possession relating to the Plan to the remaining Trustees and shall execute all such documents and do all such things as may be necessary to give effect to his removal or retirement.
17.8 Section 37 of the Trustee Act 1925
Section 37(1)(c) of the Trustee Act 1925 shall apply to the Plan as if all references in that section to a trust corporation were references to any company authorised by its memorandum and articles to undertake trust business.
17.9 Residence of Trustees
The Company shall ensure that all the Trustees or any sole Trustee which is a company shall at all times be resident for tax purposes in the United Kingdom.
18	DELEGATION OF ADMINISTRATION BY THE COMPANY AND OTHER MATTERS
18.1 Delegation of Administration
The Company or the Directors may at any time delegate in writing to the directors of any Participating Company or to any Participating Company’s duly authorised officers any of its powers and duties under the Trust Deed or any business including the exercise of any discretion provided always that the Company shall not delegate the duties imposed on it or the rights given to it under clauses 9.1, 11.3, 17.2, 17.3, 17.5 or 22.
18.2 Exercise of powers
Except as otherwise provided in the Trust Deed or in the Rules the powers and discretions exercisable by any Participating Company in relation to the Plan shall be exercisable in the case of the Company by the Directors and otherwise by resolution of the directors of such Participating Company or by a duly authorised committee thereof and a copy of any resolution signed or purporting to be signed by the secretary or any director of such company shall be sufficient authority to the Trustee to act thereunder.
18.3 Information supplied by Participating Company
The Trustee shall be entitled, in the absence of manifest error, to rely without further enquiry on any information or advice supplied to them by any Participating Company in connection with the trust created by the Trust Deed.
19	DURATION AND WINDING UP OF THE PLAN
19.1 Termination on expiry of the Trust Period
The Plan shall terminate on the earlier of:
19.1.1	the expiry of the Trust Period; and
19.1.2	a plan termination notice validly issued under Rule 33 of the Plan and references throughout the Trust Deed to a termination of the Plan shall be taken to be a termination as herein provided.
19.2 Outstanding liabilities
On or after the termination of the Plan no further sums shall be paid to the Trustee by the Participating Companies save that all Participating Companies shall remain liable to pay their just proportion of the costs charges and expenses of the Plan.
19.3 Completion of obligations
Following any termination of the Plan the Trustee shall remain responsible for the completion of its obligations under the Plan.
20	SUPREMACY OF TRUST DEED OVER RULES OF PLAN
The Trustee’s rights duties and powers are regulated by the Trust Deed and by the Rules and in the case of inconsistency or conflict between the provisions of the Trust Deed and of the Rules the provisions of the Trust Deed shall prevail.
21	GOVERNING LAW AND JURISDICTION
21.1 Governing Law
The formation, existence, construction, performance, validity and all aspects whatsoever of the Trust Deed and the Rules or any term of the Trust Deed or any Rules shall be governed by English law.
21.2 Jurisdiction
The English courts shall have non-exclusive jurisdiction to settle any disputes which may arise out of, or in connection with, the Trust Deed or the Rules.
21.3 Jurisdiction agreement for benefit of Company
The jurisdiction agreement contained in this clause 21 is made for the benefit of the Company only, which accordingly retains the right to bring proceedings in any other court of competent jurisdiction.
21.4 Participant deemed to submit to such jurisdiction
By accepting an Award and not renouncing it, a Participant is deemed to have agreed to submit to such jurisdiction.
22	AMENDMENT OF TRUST DEED AND RULES
22.1 Amendment of Deed and Rules
The Company may at any time and from time to time in the case of the Trust Deed by a supplemental deed and in the case of the Rules by resolution of the Directors amend, modify, or alter the Plan in any respect (such amendment modification or alteration being referred to in this clause 22.1 as a “modification”) provided that:
22.1.1 no modification shall alter to the disadvantage of any Participant his rights which have accrued to him under the Plan before the date of such modification;
22.1.2	no modification shall modify or alter to the disadvantage of the Trustee the provisions for its protection and indemnity contained in the Plan without the written agreement of the Trustee;
22.1.3	no modification shall be made which would or might infringe any rule against perpetuities or which could result in the Plan ceasing to be an Employees’ Share Scheme; and
22.1.4
no modification to any key feature (as defined in paragraph 85A (6) of Schedule 2) of the Plan shall take effect if the result would be that the Plan would no longer be a Schedule 2 share incentive plan.

22.2 Amendments to be binding
Any modification made in accordance with the provisions of this clause 22 shall be binding upon all persons from time to time interested in the Plan including the Company and any Participating Company.
23 GENERAL PROVISIONS
23.1 Counterparts
The Trust Deed may be executed in any number of counterparts, and by the parties on separate counterparts, each of which when so executed and delivered shall be an original, but all the counterparts will together constitute one and the same Trust Deed.
23.2 Irrevocability
Subject to the provisions of the Trust Deed, the trusts hereby declared are irrevocable.

EXECUTED by the parties as a deed and delivered on the date first mentioned above.

SIGNED as a deed by
 The Procter & Gamble Company
acting by its Global Human Resources Officer:

Richard L Antoine

SIGNED as a deed by
 Procter & Gamble Share Incentive Plan Trustee Limited
acting by a director and its secretary/ two directors:

 Director
 Director/Secretary

SIGNED as a deed by
 Procter & Gamble Technical Centres Limited
acting by a director and its secretary/ two directors:

 Director

 Director/Secretary

SIGNED as a deed by
Procter & Gamble (Health & Beauty Care) Limited
acting by a director and its secretary/ two directors:

 Director

 Director/Secretary

SIGNED as a deed by
Procter & Gamble (L&CP) Limited
acting by a director and its secretary/ two directors:

 Director

 Director/Secretary

SIGNED as a deed by
Procter & Gamble Product Supply (UK) Limited
acting by a director and its secretary/ two directors:

 Director

 Director/Secretary

SIGNED as a deed by
Procter & Gamble Pharmaceuticals UK, Limited
acting by a director and its secretary/ two directors:

 Director

 Director/Secretary

SIGNED as a deed by
Clairol Limited
acting by a director and its secretary/ two directors:

 Director

 Director/Secretary

SIGNED as a deed by
IAMS UK Limited
acting by a director and its secretary/ two directors:

 Director

 Director/Secretary

SCHEDULE

RULES OF THE PROCTER & GAMBLE COMPANY HMRC APPROVED SHARE INCENTIVE PLAN
1 INTERPRETATION
1.1	In this Schedule, unless the context otherwise requires, the following words and expressions have the following meanings:
Accounting Period
an accounting reference period of the Company within the meaning of section 391 of the Companies Act 2006 or a new accounting reference period of the Company within the meaning of section 392 of the Companies Act 2006;

Accumulation Period	a period determined at the discretion of the UK Share Plan Manager, not exceeding 12 months which must be the same for all Participants;
Allocation Date	the date on which a Share is allocated to a Participant by the Trustee which is:
i.	in the case of a Free Share, the Free Shares Appropriation Date;
ii.	in the case of a Contributory Share, the Contributory Shares Acquisition Date;
iii.	in the case of a Matching Share, the Matching Shares Appropriation Date; and
iv.	in the case of a Dividend Share, the Dividend Shares Acquisition Date.
Appropriate
to confer a beneficial interest in Free Shares or Matching Shares on a Participant, subject to the provisions of the Plan, and the expressions “Appropriation” and “Appropriated” shall be construed accordingly;

Associated Company	the meaning set out in paragraph 94 of Schedule 2;
Award	the award to Participants of any one or more of Free Shares, Contributory Shares or Matching Shares in accordance with the Plan;
Business Day	a day other than a Saturday, Sunday or public holiday in England when banks in London are open for business;
Capital Receipt
means, in relation to a Participant’s Plan Shares, any money or money’s worth which the Trustees or the Participant become entitled to receive, save to the extent that it is disregarded in accordance with the provisions of paragraphs 501(6), 502(4) and 502(5) of ITEPA 2003;

Company	The Procter & Gamble Company, a corporation existing under the laws of the State of Ohio, USA;
Connected Company	the meaning set out in paragraph 18 of Schedule 2;
Contributory Shares	Shares entitlement to which is as set out in Part II;
Contributory Shares Acquisition Date the date determined by the Trustee in accordance Acquisition Date with Rule 10.3.4;
Contributory Shares Agreement	an agreement issued by the UK Share Plan Manager under Rule 10.4;
Contributory Shares Closing Date	the date specified in the Contributory Shares Invitation by which the completed Contributory Shares Agreement must be received by the UK Share Plan Manager;
Contributory Shares Invitation	an invitation issued by the UK Share Plan Manager under Rule 10;
Contributory Shares Market Value in the case of a Contributory Shares Agreement with:
(a)	an Accumulation Period, the lower of the Market Value of a Share on:
(i)	the first day of the Accumulation Period; and
(ii)	the Contributory Shares Acquisition Date;
(b)	no Accumulation Period, the Market Value of a Share on the Contributory Shares Acquisition Date.
Contributory Share Money	the meaning given to that term by Rule 10.5.2;
Control	the meaning set out in section 719 ITEPA 2003;
CTA 2010	Corporation Tax Act 2010;
Directors	the board of directors of the Company, a duly authorised committee thereof or some other duly authorised officer of the Company;
Dividend Shares	Shares acquired with dividends paid in respect of Plan Shares as set out in Part IV;
Dividend Shares	the date on which the Trustee acquires
Acquisition Date	Dividend Shares pursuant to Rule 19.4;
Dividend Shares Holding Period
the period beginning on the Dividend Shares Acquisition Date and ending on the earlier of the third anniversary of that date and the date on which the Participant ceases to have any Relevant Employment;

Eligible Employee	an individual who in the case of Free Shares at a Free Shares Appropriation Date, and in the case of Contributory Shares or Matching Shares:
(a)	if there is no Accumulation Period, at the time the money for the acquisition of such Contributory Shares is deducted; and
(b)	if there is an Accumulation Period, at the time of the first deduction of money for the acquisition of such Contributory Shares:
(i)	is an employee of a Participating Company; and
(ii)	has been such an employee (or has otherwise been an employee of a Qualifying Company) at all times during any Qualifying Period; and
(iii)	is a UK resident taxpayer as defined in paragraph 8(2) of Schedule 2; and
(v)	is not participating at the same time in a share incentive plan established by a Connected Company;
or	an individual who at the relevant time satisfies the requirements above, excluding (iii), whom the Directors have, in their absolute discretion, determined should be included;

Employees’ Share Scheme	the meaning set out in section 1166 of the Companies Act 2006;
Forfeiture Period
the period(s) determined by the UK Share Plan Manager pursuant to Rules 4.3.7, 15.2.5 or 15.2.6, as appropriate, provided that the period(s) shall not exceed 3 years from the relevant date of Appropriation;

Free Shares	Shares entitlement to which is as set out in Part I;
Free Shares Agreement	an agreement issued by the UK Share Plan Manager under Rule 4;
Free Shares Appropriation Date	the date on which the Trustee Appropriates an Award of Free Shares;
Free Shares Closing Date	the date specified in the Free Shares Invitation by which the Free Shares Agreement must be received by the UK Share Plan Manager;
Free Shares Holding Period
the period beginning on the Free Shares Appropriation Date and ending on a date determined from time to time at the discretion of the UK Share Plan Manager, and being not earlier than the third anniversary nor later than the fifth anniversary of the Free Shares Appropriation Date or, if earlier, the date on which the Participant ceases to be in Relevant Employment and which period shall be the same for all Free Shares comprised in the same Award and shall not be increased at any time in respect of Free Shares already Appropriated;

Free Shares Invitation	an invitation to participate in an offer for Free Shares issued by the UK Share Plan Manager under Rule 4;
HMRC	HM Revenue & Customs:
Initial Market Value	the Market Value of a Share:
(i)	in the case of Free Shares, on the Free Shares Appropriation Date;
(ii)	in the case of Matching Shares, on the Matching Shares Appropriation Date; and
(iii)	in the case of Dividend Shares, on the Dividend Shares Acquisition Date;
Inland Revenue	a UK tax authority which was an equivalent body to HMRC prior to 18 April 2005;
ITEPA 2003	the Income Tax (Earnings and Pensions) Act 2003;
Market Value	(a)	where the Shares are listed on the New York Stock Exchange:
(i)
if all the Shares allocated to Participants on an Allocation Date were purchased by the Trustee on the market on that Allocation Date, the price or the average of the prices at which the Trustee acquired the Shares on that day;

(ii)
if not all the Shares allocated to Participants on an Allocation Date were purchased by the Trustee on the market on that Allocation Date, the closing price of a Share (as derived from the Financial Times) for the dealing day immediately preceding the Allocation Date;

(b)
where the Shares are not listed on the New York Stock Exchange, the market value of a Share as determined in accordance with the provisions of Part VIII of the Taxation of Chargeable Gains Act 1992 and paragraph 92 of Schedule 2 and agreed for the purposes of the Plan with HMRC Shares and Assets Valuation on or before that day;

Matching Shares	Shares entitlement to which is as set out in Part III which shall:
(a)	be shares of the same class and carry the same rights as the Contributory Shares to which they relate;
(b)	be Appropriated on the same day as the Contributory Shares to which they relate are acquired; and
(c)	be Appropriated to all Participants on exactly the same basis;
Matching Shares	the date on which the Trustee Appropriates
Appropriation Date	an Award of Matching Shares;
Matching Shares Holding	the period beginning on the Matching Shares
Period
Appropriation Date and ending on a date determined from time to time at the discretion of the UK Share Plan Manager, and being not earlier than the third anniversary nor later than the fifth anniversary of the Matching Shares Appropriation Date or, if earlier, the date on which the Participant ceases to be in Relevant Employment, and which period shall be the same for all Matching Shares comprised in the same Award and shall not be increased at any time in respect of Matching Shares already Appropriated;

New York Stock Exchange	the New York Stock Exchange or any successor body;
Offer
a general offer which is made to holders of shares of the same class as Plan Shares or of other shares in the Company and in either case which is made on condition that if satisfied the person making the offer will have Control of the Company;

Participant
an Eligible Employee to whom the Trustee has made an Appropriation or on whose behalf Contributory Shares or Dividend Shares have been acquired or, where the context permits, an Eligible Employee who has submitted a duly completed Free Shares Agreement or Contributory Shares Agreement in accordance with Rule 4.3.5 or 10.3.5 respectively;

Participating Company	a Subsidiary which is a party to the Trust Deed or has pursuant to clause 9 executed a deed of adherence;
Performance Allowance	an Appropriation of Free Shares where:
(a)	whether or not Free Shares are Appropriated; and/or
(b)	the number or value of Free Shares Appropriated is subject to the satisfaction of a Performance Target;
Performance Target	a performance target imposed by the UK Share Plan Manager under Rule 6;
Performance Unit	a group comprising one or more Participants to whom a Performance Target applies;
Plan
The Procter & Gamble Company HMRC Approved Share Incentive Plan as constituted by this Trust Deed and Rules in their present form or as amended from time to time and known as the Procter & Gamble 1-4-1 Plan;

Plan Shares	Free Shares, Contributory Shares, Matching Shares and Dividend Shares which have been Appropriated to a Participant or are held on his behalf by the Trustees;
Qualifying Company	the meaning set out in paragraph 17 of Schedule 2;
Qualifying Corporate Bond	the meaning set out in section 117 of the Taxation of Chargeable Gains Act 1992;
Qualifying Period	a period determined by the UK Share Plan Manager in relation to any Award of Shares under the Plan which may be different for different Awards provided that:
(a)	in the case of Free Shares it shall not exceed the period of 18 months before the Free Shares Appropriation Date;
(b)	in the case of Contributory Shares and Matching Shares where there is an Accumulation Period it shall not exceed the period of 6 months before the beginning of the Accumulation Period;
(c)
in the case of Contributory Shares and Matching Shares where there is no  Accumulation Period it shall not exceed the period of 18 months before the deduction of money for the acquisition of such Contributory Shares;

Relevant Amount	(a)	in respect of Free Shares, £3,600 in any Year of Assessment;
(b)	in respect of Contributory Shares, the lower of:
(i)	£150 per month or if the Salary is not paid monthly such amount as bears to £150 the same proportion as the pay interval in question bears to one month; and
(ii)
10 % of Salary which if there is no Accumulation Period shall mean 10% of the Salary payment concerned and if there is an Accumulation Period shall mean 10% of the total Salary of the Participant over that period;

Relevant Employment	employment by the Company or any Associated Company of the Company;
Rules	these rules as from time to time amended;
Salary	the meaning set out in paragraph 43(4) of Schedule 2;
Schedule 2	Schedule 2 to ITEPA 2003;
Shares	shares of fully paid common stock in the capital of the Company (or any shares representing the same) which satisfy the conditions in paragraphs 26 to 29 inclusive of Schedule 2;
Subsidiary	any UK incorporated company over which the Company has Control;
UK Share Plan Manager	the duly authorised officer or officers of a Participating Company whom the Directors have appointed to act in such capacity for the purpose of the Plan; and
Year of Assessment	a period commencing on 6 April in any year and ending on 5 April in the following year.

1.2	In the Plan, unless otherwise specified:
1.2.1	the contents, clause and Rule headings are inserted for ease of reference only and do not affect their interpretation;
1.2.2	references to clauses, Rules, Parts and the Schedule are to clauses, rules, parts of, and the schedule to the Plan;
1.2.3	a reference to writing includes any mode of reproducing words in a legible form and reduced to paper;
1.2.4	the singular includes the plural and vice-versa and the masculine includes the feminine;
1.2.5	a reference to a statutory provision includes any statutory modification, amendment or re-enactment thereof; and
1.2.6	the Interpretation Act 1978 applies to the Plan in the same way as it applies to an enactment.
2 PURPOSE OF THE PLAN
The purpose of the Plan is to enable Eligible Employees of Participating Companies to acquire Shares which give them a continuing stake in the Company.
3 PARTICIPATION ON SAME TERMS
On each occasion when an Award is to be made, subject to Rule 5, every Eligible Employee shall be invited to participate in an Award on the same terms and those who do actually participate must do so on the same terms.

PART I – FREE SHARES

4 ISSUE OF INVITATIONS
4.1	Discretion of Directors
The Directors may in their absolute discretion determine that an Award of Free Shares may be made and, accordingly, instruct the UK Share Plan Manager to issue Free Shares Invitations.
4.2	Limit on individual participation
In any Year of Assessment, the Initial Market Value of Free Shares Appropriated to a Participant shall not exceed the Relevant Amount.
4.3	Contents of Free Shares Invitations
Free Shares Invitations shall be in such form as the UK Share Plan Manager determines from time to time and shall state:
4.3.1	the Free Shares Closing Date;
4.3.2	the expected Free Shares Appropriation Date;
4.3.3	the Free Shares Holding Period;
4.3.4	that, by accepting the Free Shares Invitation, the Eligible Employee becomes bound in contract with the Company to observe the restrictions set out in the Free Shares Agreement;
4.3.5	that an Eligible Employee who wishes to accept the Free Shares under the Award shall submit to the UK Share Plan Manager, prior to the Free Shares Closing Date, a duly completed Free Shares Agreement;
4.3.6	that the individual shall only be entitled to an Appropriation of Free Shares if he remains an Eligible Employee at the Free Shares Appropriation Date;
4.3.7
that (as determined at the discretion of the UK Share Plan Manager) the provisions of either Rules 9.2 or 9.3 shall apply to the Award and, if Rule 9.3 applies, shall state what the applicable Forfeiture Period shall be; and

4.3.8	such additional information, not inconsistent with the Rules and the Trust Deed as the UK Share Plan Manager may from time to time determine.
4.4	Free Shares Agreement and Free Shares Invitations
Each Eligible Employee shall be sent a Free Shares Invitation and a Free Shares Agreement which shall be in such form as the UK Share Plan Manager may determine from time to time and shall require the Eligible Employee to contract with the Company as set out in Rule 8.
4.5	Election to participate in any Award of Free Shares
A Free Shares Agreement may include an election by a Participant to participate in any Award of Free Shares until such time as he notifies the UK Share Plan
Manager that he no longer wishes to so participate. Where a Participant makes such an election he shall be deemed to have complied with Rule 4.3.5 in relation to each Award of Free Shares until the election is withdrawn.
5 ALLOCATION OF FREE SHARES BY REFERENCE TO PERFORMANCE
5.1	Free shares may be allocated by reference to performance
The UK Share Plan Manager may stipulate that the number of Free Shares (if any) to be Appropriated to each Participant on a given occasion shall be determined by reference to Performance Allowances.
5.2	Performance Allowances to apply to all
If Performance Allowances are used, they shall apply to all Participants.
5.3	UK Share Plan Manager to provide information
If Performance Allowances are used the UK Share Plan Manager shall, as soon as reasonably practicable:
5.3.1	notify each Participant participating in the Award of the Performance Targets to be used to determine the number or value of Free Shares Appropriated to him; and
5.3.2
notify all Eligible Employees of any Participating Company, in general terms, of the Performance Targets to be used to determine the number or value of Free Shares to be Appropriated to each Participant under the Award (provided that the UK Share Plan Manager may exclude any information the disclosure of which it reasonably considers would prejudice commercial confidentiality).

5.4	Use of method 1 or method 2
The UK Share Plan Manager shall determine the number of Free Shares (if any) to be Appropriated to each Participant by reference to performance using method 1 or method 2. The same method shall be used for all Participants for each Award.
5.5	Performance Allowances: method 1
By this method:
5.5.1	at least 20% of Free Shares Appropriated under any Award shall be Appropriated without reference to a Performance Target;
5.5.2	the remaining Free Shares shall be Appropriated by reference to a Performance Target; and
5.5.3
the highest Appropriation made to a Participant by reference to performance in any period shall be not more than four times the number of Free Shares Appropriated to an individual without reference to a Performance Target at the same time.

If this method is used:
5.5.4	the Free Shares Appropriated without reference to a Performance Target shall be Appropriated on the same terms as provided in Rule 5.7; and
5.5.5	the Free Shares Appropriated by reference to a Performance Target need not be Appropriated on the same terms as provided in Rule 5.7.
5.6	Performance Allowances: method 2
By this method:
5.6.1	some or all Free Shares shall be Appropriated by reference to performance;
5.6.2
the Appropriation of Free Shares to Participants who are members of the same Performance Unit shall be made on the same terms, as provided in Rule 5.7; and Free Shares Appropriated for each Performance Unit shall be treated as separate Awards for the purposes of Rule 5.7 only.

5.7	Same terms basis for Free Shares Awards
An Award of Free Shares on the same terms shall be on terms determined by the UK Share Plan Manager which may be directly proportional to any one or more separately of a Participant’s:
5.7.1	remuneration from;
5.7.2	length of service with;
5.7.3	number of hours worked for;
any one or more Participating Companies.
6 PERFORMANCE TARGETS
6.1	Imposition of Performance Targets
The UK Share Plan Manager may impose one or more Performance Targets in order to determine the number or value of Free Shares (if any) subject to a Performance Allowance.
 6.2 Nature of Performance Targets
Any Performance Target imposed shall be:
6.2.1	based on business results or other objective criteria; and
6.2.2	a fair and objective measure of the performance of the Performance Unit(s) to which it applies.
6.3	Membership of Performance Unit
No Participant shall be a member of more than one Performance Unit.
6.4	Substitution, variation or waiver of Performance Targets
6.4.1
If an event occurs which causes the UK Share Plan Manager to consider that a Performance Target is no longer appropriate, the UK Share Plan Manager may substitute, vary or waive such Performance Target in such manner (and make such consequential amendments to the Rules) as:

6.4.1.1 is reasonable in the circumstances;
6.4.1.2 produces a fairer measure of performance and is neither materially more nor less difficult to satisfy; and
6.4.1.3 continues to comply with Rule 6.2.
6.4.2	The UK Share Plan Manager shall, as soon as reasonably practicable, notify each Participant affected of any such substitution, variation or waiver of the Performance Target.
7 APPROPRIATION OF FREE SHARES
7.1	Provision of information by the UK Share Plan Manager to the Trustee
As soon as practicable after the end of the period to which the Performance Target relates (in the case of Performance Allowances) or the Free Shares Closing Date the UK Share Plan Manager shall inform the Trustee of:
7.1.1	the name and address of each Participant to whom Free Shares are to be Appropriated, together with details of the Participating Company which employs the Participant;
7.1.2	the number of Free Shares to be Appropriated to each Participant on this occasion.
7.2	Appropriation
On the expected Free Shares Appropriation Date, the Trustee shall Appropriate to each Participant the number of Free Shares notified to the Trustee under Rule 7.1.
7.3	Notification of Appropriation to Participants
As soon as practicable after the Free Shares Appropriation Date, the Trustee shall notify each Participant to whom Free Shares have been Appropriated of:
7.3.1	the number and description of Free Shares Appropriated to him;

7.3.2	the Free Shares Appropriation Date;
7.3.3	their Initial Market Value; and
7.3.4	the applicable Free Shares Holding Period.
8	RESTRICTIONS ON DEALINGS IN, AND PERMITTED TRANSFERS OF FREE SHARES
8.1	Restrictions on disposals by Participants
Subject to Rules 25 and 27 during the Free Shares Holding Period a Participant shall:
8.1.1	permit the Trustee to hold his Free Shares; and
8.1.2	not assign, charge or otherwise dispose of his beneficial interest in his Free Shares.
8.2	Restrictions on disposals by the Trustee
Subject to Rules 9, 25, 29 and 31 and paragraph 90(5) of Schedule 2, the Trustee:
8.2.1	shall not dispose of any Free Shares, whether by transfer to the Participant or otherwise, during the Free Shares Holding Period;
8.2.2	shall not dispose of any Free Shares after the Free Shares Holding Period except in accordance with a direction given by or on behalf of the Participant; and
8.2.3
shall not deal with any right conferred in respect of a Participant’s Free Shares to be allotted other shares, securities or other rights except pursuant to a direction given by or on behalf of the Participant or any person in whom the beneficial interest in his Free Shares is for the time being vested.

8.3	Transfer of Free Shares after the Free Shares Holding Period
8.3.1	A Participant may, at any time after the Free Shares Holding Period direct the Trustee by notice in writing to:
8.3.1.1 transfer the Participant’s Free Shares to the Participant; or
8.3.1.2 transfer the Free Shares to some other person named by the Participant; or
8.3.1.3 dispose of the Free Shares by way of sale for the best consideration in money that can reasonably be obtained at the time of sale and to account for the proceeds to the Participant or some other person named by the Participant.
8.3.2	Within 30 days after receipt of a notice referred to in Rule 8.3.1 the Trustee shall comply with the instructions set out in such notice after first complying with Rules 30 and 31 as appropriate.
9	CESSATION OF RELEVANT EMPLOYMENT AND EARLY TRANSFER OF FREE SHARES
9.1	Trustee to be notified of cessation of Relevant Employment
If a Participant ceases to be in Relevant Employment then as soon as reasonably practicable the UK Share Plan Manager shall inform the Trustee of such cessation and whether the provisions of Rule 9.2 or 9.3 apply.
9.2	Early transfer of Free Shares
Where the Trustee has been notified by the UK Share Plan Manager in accordance with Rule 9.1 that this Rule 9.2 applies then as soon as reasonably practicable after the receipt of such notification and in any event within 90 days after receipt of the notification the Trustee shall after first complying with Rules 30 and 31 as appropriate:
9.2.1
if no prior written direction to the contrary has been received by the Trustee from the Participant dispose of the Free Shares by way of sale and account for the proceeds to the Participant or some other person named by the Participant; or

9.2.2	if the Participant has so directed the Trustee by written notice either transfer the Free Shares to the Participant or some other person named by the Participant.
9.3	Forfeiture of Free Shares
Where the Trustee has been notified by the UK Share Plan Manager in accordance with Rule 9.1 that this Rule 9.3 applies then, subject to Rules 9.4 and 9.5 the Participant’s beneficial entitlement to his Free Shares shall lapse immediately on his ceasing to be in Relevant Employment before the end of the Forfeiture Period and he shall cease to have any rights to such Free Shares.
9.4	Injury, disability, redundancy, retirement etc
Notwithstanding Rule 9.3 if a Participant ceases to be in Relevant Employment by reason of:
9.4.1	injury or disability established to the satisfaction of the UK Share Plan Manager;
9.4.2	redundancy within the meaning of the Employment Rights Act 1996 or the Employment Rights (Northern Ireland) Order 1996;
9.4.3	a transfer of employment which is subject to the Transfer of Undertaking (Protection of Employment) Regulations 2006;
9.4.4	a change of Control or other circumstances giving rise to the Participant’s employing company ceasing to be an Associated Company of any Participating Company;
9.4.5	retirement to the satisfaction of the UK Share Plan Manager;

then the Trustee shall act in accordance with Rule 9.2.
9.5	Death
If a Participant ceases to be in Relevant Employment by reason of his death then the Trustee shall act in accordance with Rule 24.5.

PART II – CONTRIBUTORY SHARES
10	CONTRIBUTORY SHARES INVITATIONS
10.1	Issue of Contributory Shares Invitations
The Directors may in their absolute discretion determine that an Award of Contributory Shares may be made and, accordingly, instruct the UK Share Plan Manager to issue Contributory Shares Invitations.
10.2	Timing of Contributory Shares Invitations
Contributory Shares Invitations must be issued before the commencement of any relevant Accumulation Period.
10.3	Contents of Contributory Shares Invitation
Contributory Shares Invitations shall be in such form as the UK Share Plan Manager may determine from time to time and shall state:
10.3.1	the Contributory Shares Closing Date;
10.3.2	the maximum Salary deduction permitted under the Contributory Shares Agreement (being the lesser of the Relevant Amount and such other amount as the UK Share Plan Manager may determine and specify);
10.3.3
the minimum Salary deduction permitted determined by the UK Share Plan Manager which sum must be no greater than £10 per month (or such other amount as may be permitted from time to time under paragraph 47 of Schedule 2);

10.3.4	the expected Contributory Shares Acquisition Date being a date determined by the Trustee which:
10.3.4.1	where there is no Accumulation Period, shall be within 30 days after the deduction from Salary referred to in Rule 10.5.2 is made;
10.3.4.2	where there is an Accumulation Period shall be not more than 30 days after the end of the Accumulation Period.
10.3.5
that an Eligible Employee who wishes to accept Contributory Shares under the Award shall submit to the UK Share Plan Manager, prior to the Contributory Shares Closing Date, a duly completed Contributory Shares Agreement;

10.3.6
if appropriate, the commencement date (which may not commence later than the date of the first Salary deduction to be made under the Participant’s Contributory Shares Agreement) and length of the Accumulation Period.

10.4	Contributory Shares Agreement and Contributory Shares Invitation
Each Eligible Employee shall be sent a Contributory Shares Agreement and a Contributory Shares Invitation.

10.5	Contents of Contributory Shares Agreement
A Contributory Shares Agreement shall be in such form as the UK Share Plan Manager may determine from time to time and shall:
10.5.1	set out a notice in the form prescribed by regulations and pursuant to paragraph 48 of Schedule 2;
10.5.2
require the Eligible Employee to state the amount of Salary deduction(s) (not exceeding the maximum permitted under Rule 10.3.2) which he wishes to allocate for the acquisition of Contributory Shares under the Contributory Shares Agreement (“Contributory Share Money”); and

10.5.3	state the intervals at which such amounts should be deducted; and
10.5.4	permit the Eligible Employee to elect whether he wishes to have any excess amount remaining after the acquisition of Contributory Shares to be:
10.5.4.1	paid over to him subject to the Trustee complying with Rule 30;
10.5.4.2	retained by the Trustee and added to the next Accumulation Period or where there is no next Accumulation Period, retained by the Trustee and added to the next Salary deduction;
10.5.5
state the commencement date (which may not commence later than the date of the first Salary deduction to be made under the Eligible Employee’s Contributory Shares Agreement) and length of the Accumulation Period, if applicable.

10.6	Agreement may be withdrawn
A Contributory Shares Agreement shall take effect in relation to any Award of Contributory Shares until such time as a Participant notifies the UK Share Plan Manager that he no longer wishes to so participate.
10.7	Excess Salary deductions
Any amounts deducted in excess of the amounts permitted must be paid over to the Participant as soon as practicable, not including sums retained by the Trustee in complying with Rule 30.
10.8	Contributory Share Money held for Eligible Employee
Contributory Share Money must subject to Rules 11.4 and 14.2 be:
10.8.1	paid to the Trustee as soon as practicable; and
10.8.2	held by the Trustee on behalf of a Participant with:
10.8.2.1 an institution authorised under the Financial Services and Markets Act 2000;
10.8.2.2 a building society; or
10.8.2.3 a relevant European institution
until it is used to acquire Contributory Shares on a Participant’s behalf.
10.9	Interest on Contributory Share Money
The Trustee must account to a Participant, for any interest received on Contributory Share Money held on his behalf.
11	INSTRUCTIONS GIVEN AFTER DATE OF CONTRIBUTORY SHARES AGREEMENT
11.1	Variation of Salary deductions and intervals
Subject to Rules 10.3.2 and10.3.3 a Participant may, with the prior agreement of the UK Share Plan Manager, vary the amount and or the intervals of the Salary deduction authorised under his Contributory Shares Agreement.
11.2	Notice to suspend Salary deductions
A Participant may, at any time, direct the UK Share Plan Manager by notice in writing to:
11.2.1	suspend the making of Salary deductions; or
11.2.2	recommence the making of Salary deductions
under his Contributory Shares Agreement provided always that the Participant may not permit the UK Share Plan Manager to make additional Salary deductions to make up for any Salary deductions which were missed.
11.3	Notice to terminate Contributory Shares Agreement
A Participant may, at any time, notify the UK Share Plan Manager in writing that he wishes to terminate his Contributory Shares Agreement.
11.4	UK Share Plan Manager to give effect to notices
11.4.1
Where the UK Share Plan Manager receives a notice to suspend or terminate deductions under Rule 11.2 or 11.3, it shall (unless a later date is specified in the notice) within 30 days of receipt of the notice give effect to the same, and shall:

11.4.1.1	arrange for all further deductions of Contributory Share Money under the Participant’s Contributory Shares Agreement to cease;
11.4.1.2
in the case of a notice under Rule 11.3 instruct the Trustee subject to first complying with Rule 30 to pay over to that Participant as soon as practicable all Contributory Share Money held on his behalf.

11.4.2
When the UK Share Plan Manager receives a notice to recommence Salary deductions under Rule 11.2 it shall (unless a later date is specified in the notice) recommence deductions on the date of the first deduction due under the Contributory Shares Agreement following 30 days after receipt of the notice.

11.5	Contributory Shares Agreement to apply to new holding
Where the Contributory Shares Agreement provides for an Accumulation Period and a transaction occurs in relation to any of the Shares to be acquired under a Contributory Shares Agreement which results in a new holding of shares being equated with the original holding for the purposes of capital gains tax and the Participant gives his consent, the Contributory Shares Agreement shall have effect following that transaction as if it were an agreement for the purchase of shares comprised in the new holding.
12	ACQUISITION OF CONTRIBUTORY SHARES
12.1	Acquisition of Shares by Trustee (no Accumulation Period)
After the deductions from Salary of Contributory Share Money the Trustee shall calculate the number of Contributory Shares to be acquired on behalf of each Participant by dividing (as nearly as possible) each Participant’s Contributory Share Money deducted under his Contributory Shares Agreement (including any excess retained by the Trustee in accordance with Rule 10.5.4) by the Contributory Shares Market Value, and acquire such Shares on behalf of Participants within 30 days of such deductions.
12.2	Acquisition of Shares by Trustee (with Accumulation Period)
After the expiry of the Accumulation Period the Trustee shall calculate the number of Contributory Shares to be acquired on behalf of each Participant by dividing (as nearly as possible) each Participant’s aggregate Contributory Share Money deducted under his Contributory Shares Agreement during the Accumulation Period (together with any amount carried forward from a previous Accumulation Period by agreement with the Participant) by the Contributory Shares Market Value and acquire such Shares on behalf of Participants within 30 days of the end of the Accumulation Period.
12.3	Notification of acquisition to Participants
As soon as practicable after the Contributory Shares Acquisition Date, the Trustee shall notify each Participant on whose behalf Contributory Shares have been acquired of:
12.3.1	the number and description of Contributory Shares acquired on his behalf;
12.3.2	the Contributory Shares Acquisition Date;
12.3.3	the aggregate amount of the Participant’s Contributory Share Money applied by the Trustee in acquiring the Contributory Shares; and
12.3.4	the Contributory Shares Market Value.
12.4	Salary deductions not invested in Contributory Shares
Any Contributory Share Money not used to acquire Contributory Shares shall be dealt with in accordance with the instructions of the Participant under Rule 10.5.4.
13	TRANSFER OF CONTRIBUTORY SHARES BY PARTICIPANT
13.1	Participants may request transfer of Contributory Shares
A Participant may at any time after the Contributory Shares Acquisition Date direct the Trustee by notice in writing to:
13.1.1	transfer his Contributory Shares to the Participant; or
13.1.2	transfer his Contributory Shares to some other person named by the Participant; or
13.1.3	dispose of those Contributory Shares by way of sale and to account for the proceeds to the Participant or some other person named by the Participant.
13.2	Trustee to comply with request
As soon as reasonably practicable, and in any event within 30 days after receipt of the notice, the Trustee shall comply with the instructions set out in such notice provided always that it shall first comply with Rules 30 and 31 as appropriate.
14	CESSATION OF RELEVANT EMPLOYMENT
14.1	Trustee to be notified of cessation of Relevant Employment
If a Participant ceases to be in Relevant Employment then as soon as reasonably practicable the UK Share Plan Manager shall inform the Trustee of such cessation.
14.2	Cessation of Relevant Employment prior to the Contributory Shares
Acquisition Date
14.2.1
Where there is no Accumulation Period and a Participant ceases to be in Relevant Employment before the Contributory Shares Acquisition Date but after the deduction of Contributory Share Money he shall be treated as ceasing to be in Relevant Employment immediately after his Contributory Shares are awarded to him.

14.2.2
Where there is an Accumulation Period and a Participant ceases to be in Relevant Employment during the Accumulation Period the Trustee shall, subject to first complying with Rule 30, pay over to that Participant as soon as reasonably practicable all Salary deductions that have been made under his Contributory Shares Agreement.

14.2.3
Where there is an Accumulation Period and a Participant ceases to be in Relevant Employment after the final deduction of Contributory Share Money and before the Contributory Shares Acquisition Date he shall be treated as ceasing to be in Relevant Employment immediately after his Contributory Shares are awarded to him.

14.3	Transfer of Contributory Shares on cessation of Relevant Employment
Where the Trustee receives a notification under Rule 14.1 then as soon as reasonably practicable after the receipt of such notification and in any event within 30 days after receipt of the notification the Trustee shall after first complying with Rules 30 and 31 as appropriate:
14.3.1
if no prior written direction to the contrary has been received by the Trustee from the Participant dispose of the Contributory Shares by way of sale and account for the proceeds to the Participant or some other person named by the Participant; or

14.3.2	if the Participant has so directed the Trustee by written notice either transfer the Contributory Shares to the Participant or some other person named by the Participant.

PART III – MATCHING SHARES
15	NOTIFICATION OF MATCHING SHARES
15.1	Relationship to Contributory Shares
Where the Directors have exercised their discretion under Rule 10.1 they may in their absolute discretion also determine that an Appropriation of Matching Shares shall be made to those Eligible Employees who enter into a Contributory Shares Agreement.
15.2	Additional contents of Contributory Shares Agreement
Where the Directors exercise their discretion under Rule 15.1 then in addition to the requirements set out in Rule 10.5 each Contributory Shares Agreement shall state:
15.2.1	the Matching Shares Appropriation Date (which shall be the same as the Contributory Shares Acquisition Date);
15.2.2	the ratio of Matching Shares to Contributory Shares for this Award of Contributory Shares which:
15.2.2.1	shall not exceed a maximum of two Matching Shares for every Contributory Share acquired on behalf of the Participant; and
15.2.2.2	shall be the same ratio for all Participants;
15.2.3
the circumstances and manner in which the ratio may be changed by the Directors, and if the Directors decide to alter the ratio of Matching Shares to Contributory Shares prior to the Contributory Shares Acquisition Date the UK Share Plan Manager shall notify each Participant affected prior to the Contributory Shares Acquisition Date;

15.2.4	the Matching Shares Holding Period;
15.2.5	the Forfeiture Period applicable in the event of a transfer of Contributory Shares pursuant to Rule 13;
15.2.6
that (as determined at the discretion of the UK Share Plan Manager) the provisions of either Rules 18.3 or 18.4 shall apply to the Award and, if Rule 18.4 applies, shall state what the applicable Forfeiture Period shall be;

15.2.7	such additional information not inconsistent with the Rules and the Trust Deed as the UK Share Plan Manager may from time to time determine.
16	APPROPRIATION OF MATCHING SHARES
16.1	Appropriation of Matching Shares
Subject to Rule 24.12 on the Matching Shares Appropriation Date the Trustee shall Appropriate to each Participant Matching Shares in accordance with the ratio set out under the Contributory Shares Agreement in relation to the number of Contributory Shares acquired on that date on behalf of the Participant in accordance with Rule 12.1 or 12.2.
16.2	Notification of Appropriation to Participants
At the same time as making a notification pursuant to Rule 12.3 the Trustee shall notify each Participant to whom Matching Shares have been Appropriated of:
16.2.1 the number and description of the Matching Shares Appropriated to him;
16.2.2 the Matching Shares Appropriation Date;
16.2.3 their Initial Market Value; and
16.2.4 the Matching Shares Holding Period.
17	RESTRICTIONS ON DEALINGS IN, AND PERMITTED TRANSFERS OF MATCHING SHARES
The provisions of Rule 8 shall apply mutatis mutandis to Matching Shares during the Matching Shares Holding Period as they apply to Free Shares during the Free Shares Holding Period, save that the reference to Rule 9 shall be construed as a reference to Rule 18.
18	CESSATION OF RELEVANT EMPLOYMENT AND EARLY WITHDRAWAL OF CONTRIBUTORY SHARES
18.1	Trustee to be notified of cessation of Relevant Employment
If a Participant ceases to be in Relevant Employment then as soon as reasonably practicable the UK Share Plan Manager shall inform the Trustee of such cessation and whether the provisions of Rules 18.3 or 18.4 apply.
18.2	Early withdrawal of Contributory Shares
Where the Trustee receives a notice under Rule 13.1 before the expiry of the applicable Forfeiture Period then subject to Rules 18.5 and 18.6 the Participant’s beneficial entitlement to his Matching Shares (awarded in respect of the Contributory Shares which are being withdrawn) shall lapse immediately and he shall cease to have any rights to such Matching Shares.
18.3	Early transfer of Matching Shares
Where the Trustee has been notified by the UK Share Plan Manager that this Rule 18.3 applies then as soon as reasonably practicable after the receipt of such notification and in any event within 30 days after receipt of the notification the Trustee shall after first complying with Rules 30 and 31 as appropriate:
18.3.1
if no prior written direction to the contrary has been received by the Trustee from the Participant dispose of the Matching Shares by way of sale and account for the proceeds to the Participant or some other person name by the Participant; or

18.3.2	if the Participant has so directed the Trustee by written notice either transfer the Matching Shares to the Participant or some other person named by the Participant.
18.4	Forfeiture of Matching Shares
Where the Trustee has been notified by the UK Share Plan Manager that this Rule 18.4 applies then subject to Rules 18.5 and 18.6 the Participant’s beneficial entitlement to his Matching Shares shall lapse immediately on his ceasing to be in Relevant Employment before the end of the Forfeiture Period and he shall cease to have any rights to such Matching Shares.
18.5	Injury, disability, redundancy, retirement etc
Notwithstanding Rule 18.4 if a Participant ceases to be in Relevant Employment for a reason set out in Rule 9.4, the Trustee shall act in accordance with Rule 18.3.
18.6	Death
If a Participant ceases to be in Relevant Employment by reason of his death, the Trustee shall act in accordance with Rule 24.5.

PART IV – DIVIDEND SHARES
19	PROVISION OF DIVIDEND SHARES
19.1	Relationship to Plan Shares
The Directors may in their absolute discretion direct that:
19.1.1	all cash dividends paid in respect of Plan Shares held on behalf of Participants must be used to acquire further Shares on their behalf; or
19.1.2	all cash dividends paid in respect of Plan Shares held on behalf of Participants may at the election of Participants be used to acquire further Shares on their behalf referred to as Dividend Shares.
19.2	Direction revocable
The Directors may at any time revoke any direction made pursuant to Rule 19.1.
19.3	Dividend not invested in Dividend Shares
Where dividends paid in respect of Plan Shares are not required to be reinvested in Dividend Shares they must be paid over to Participants as soon as practicable.
19.4	Timing of acquisition of Dividend Shares
Subject to Rule 20.3 the Trustee must use any dividends to be used to acquire Dividend Shares on behalf of Participants within 30 days of the date when they receive such dividends.
19.5	Participants to be treated equally
In exercising their powers in relation to the acquisition of Dividend Shares the Trustee shall treat all Participants fairly and equally.
20	AMOUNT AND TYPE OF DIVIDEND SHARES
20.1	Type of Shares to be used as Dividend Shares
Dividend Shares shall be of the same class, and carry the same rights as the Participant’s Plan Shares in respect of which the relevant dividends were paid and must not be subject to any provision for forfeiture.
20.2	Calculation of number of Dividend Shares
20.2.1 The number of whole Shares to be acquired as Dividend Shares on behalf of each Participant on each occasion shall be calculated by taking the aggregate amount of the cash dividends paid on the Participant’s Plan Shares (together with any amounts carried forward under Rule 20.3) and dividing this amount (as nearly as possible) by the Market Value of the Shares on the Dividend Shares Acquisition Date.
20.2.2 The basis for the calculation carried out under this Rule 20.2 shall be the same for all Participants who are to receive Dividend Shares on that occasion.
20.3	Dividend amounts carried forward
To the extent that a dividend paid in respect of a Participant’s Plan Shares could not be used to acquire Dividend Shares under this Rule 20 then such amount of the dividend may be retained by the Trustee and, subject to Rule 20.4, carried forward to be added to the amount of the next cash dividend to be used to acquire Dividend Shares (and for the purposes of this Rule 20 shall be treated as used to acquire Dividend Shares before an amount derived from a later cash dividend) and the Trustee shall keep records of such amounts to enable it to comply with Rule 20.4.
20.4	Circumstances for payment of cash dividends
Any amount retained by the Trustee pursuant to Rule 20.3 shall be paid in cash as soon as possible to the Participant where:
20.4.1	such amount has not been used to acquire Dividend Shares by the third anniversary of the date on which the dividend was paid; or
20.4.2	the Participant ceases to be in Relevant Employment; or
20.4.3	a plan termination notice is issued in respect of the Plan.
21	NOTIFICATION OF ACQUISITION OF DIVIDEND SHARES
21.1	As soon as practicable after the Dividend Shares Acquisition Date, the Trustee shall notify each Participant for whom Dividend Shares have been acquired of:
21.1.1	the Dividend Shares Acquisition Date;
21.1.2	the number and description of Dividend Shares acquired on his behalf;
21.1.3	their Initial Market Value;
21.1.4	the Dividend Shares Holding Period; and
21.1.5	the amount of any dividend carried forward under Rule 20.2.
22	RESTRICTIONS ON DEALINGS IN AND PERMITTED TRANSFERS OF DIVIDEND SHARES
The provisions of Rule 8 shall apply mutatis mutandis to Dividend Shares during the Dividend Shares Holding Period as they apply to Free Shares during the Free Shares Holding Period, save that Rules 30 and 31 shall not apply and the reference to Rule 9 shall be construed as a reference to Rule 23.
23	CESSATION OF RELEVANT EMPLOYMENT
23.1	Trustee to be notified of cessation of Relevant Employment
If a Participant ceases to be in Relevant Employment then as soon as reasonably practicable the UK Share Plan Manager shall inform the Trustee of such cessation.
23.2	Early transfer of Dividend Shares
As soon as reasonably practicable after the receipt of a notification referred to in Rule 23.1, and in any event within 90 days after receipt of the notification the Trustee shall:
23.2.1
if no prior written direction to the contrary has been received by the Trustee from the Participant dispose of the Dividend Shares by way of sale and account for the proceeds to the Participant or some other person named by the Participant; or

23.2.2	if the Participant has so directed the Trustee by written notice either transfer the Dividend Shares to the Participant or some other person named by the Participant.
23.3	Death
If a Participant ceases to be in Relevant Employment by reason of his death, the Trustee shall act in accordance with Rule 24.5.
PART V – GENERAL REQUIREMENTS
24 REQUIREMENTS GENERALLY APPLICABLE TO PLAN SHARES
24.1	Participants may elect not to participate
Notwithstanding any other Rule, a Participant may direct that Shares are not to be Appropriated to him or acquired on his behalf, by giving written notice to the UK Share Plan Manager before the relevant Appropriation date or acquisition date.
24.2	Individuals eligible for Appropriation
No Appropriation or acquisition shall be made to or on behalf of an individual who has ceased to be an Eligible Employee unless otherwise permitted in the Rules.
24.3	Shares not Appropriated or forfeited
Shares which are not Appropriated nor acquired on behalf of the Participant or Free Shares or Matching Shares which have been forfeited under the Rules shall be:
24.3.1	retained by the Trustee for use under the Plan on future occasions; or
24.3.2	sold and the proceeds retained by the Trustee for use under the Plan on future occasions.
24.4	Shares ceasing to qualify
If Shares which are held by the Trustee for the purposes of the Plan cease to be Shares, they shall not be used for the purposes of the Plan.
24.5	Death of Participant
24.5.1	Following the death of a Participant, the Trustee shall, as soon as practicable, and in any event within 2 years after death transfer the Participant’s Plan Shares by:
24.5.1.1	transferring them to the Participant’s legal representatives or another person being a permitted transferee at the direction of the Participant’s legal representatives;
24.5.1.2                disposing of them (including to themselves or to a trust) and accounting (or holding themselves ready to account) for the proceeds to the Participant’s legal representatives or another person at the direction of the Participant’s legal representatives; or
24.5.1.3                in the absence of any specific direction from the Participant’s legal representatives, transferring them to the Participant’s representatives or disposing of them (including to themselves) as they shall in their absolute discretion determine.
24.5.2	All references in the Plan to a Participant shall, where the context requires, be references to the legal personal representatives of the Participant.
24.6	Funds to be provided by Participating Companies
24.6.1
The Trustee shall acquire by subscription or purchase using monies paid to it by each relevant Participating Company as soon as practicable after receiving such monies, the number of Shares to be Appropriated to that Participating Company’s Participants as Free Shares or Matching Shares; and

24.6.2
the Trustee shall, if so directed by the UK Share Plan Manager, acquire by subscription or purchase Shares at any time using monies paid to it by Participating Companies for future Appropriations of Shares to, or acquisitions of Shares on behalf of, Eligible Employees.

24.7	Shares purchased off market by the Trustee
Where the Trustee proposes to purchase Shares otherwise than through the New York Stock Exchange, the Trustee shall not purchase the Shares for a price in excess of that for which, in the opinion of the Company’s brokers, it could purchase those Shares through the New York Stock Exchange.
24.8	Subscription price
Where Shares are subscribed for by the Trustee then the subscription price for each Share shall be determined by the UK Share Plan Manager but shall not be less than:
24.8.1	the Market Value of a Share on the day on which the Shares are allotted to the Trustee; or
24.8.2	the nominal value of a Share.
24.9	Rights attaching to subscribed Shares
Shares acquired by the Trustee by subscription shall, as to voting, dividend, transfer and other rights, including those arising on a liquidation of the Company, rank equally in all respects and as one class with other issued shares of the same class at the date of subscription save as regards any rights attaching to such shares by reference to a record date prior to the date of such subscription.
24.10	Shares with different rights
If the Shares to be Appropriated to, or acquired on behalf of Participants, do not carry the same rights as to dividends or otherwise, the Shares appropriated to or acquired on behalf of each Participant shall (as nearly as possible) contain the same proportions of Shares with different rights.
24.11	Foreign Dividends
Where any foreign cash dividend is received in respect of Plan Shares held on behalf of a Participant, the Trustee shall give him notice of the amount of any foreign tax deducted from the dividend before it was paid.
24.12	Timing of contributions to Trustee
Monies to be paid by the Participating Companies to the Trustee for the purchase or subscription of Shares in respect of an Appropriation shall be paid not later than the dealing day immediately prior to such relevant Appropriation date.
25 PERMITTED DEALINGS IN PLAN SHARES
25.1	A Participant shall be entitled at any time to direct the Trustee:
25.1.1	to accept an offer for any of his Plan Shares if the acceptance will result in a new holding being equated with the original holding for the purposes of capital gains tax; or
25.1.2	to accept an offer of a Qualifying Corporate Bond, whether alone or with cash or other assets or both, for his Plan Shares if the offer forms part of a general offer as referred in Rule 25.1.3; or
25.1.3
to accept an offer of cash, with or without other assets, for his Plan Shares if the offer forms part of a general offer which is made to holders of shares of the same class as his Plan Shares or of other shares in the Company and which is made in the first instance on a condition such that if it is satisfied the person making the offer will have control of the Company within the meaning of sections 450 and  451 of CTA 2010; or

25.1.4
to agree a transaction affecting his Plan Shares, or such of them as are of a particular class, if the transaction would be entered into pursuant to a compromise, arrangement or scheme applicable to or affecting:

25.1.4.1 all the ordinary share capital of the Company or, as the case may be, all the shares of the class in question; or
25.1.4.2 all the shares, or all the shares of the class in question, which are held by a class of shareholder identified otherwise than by reference to their employment or their participation in the Plan or any other approved share incentive plan.
26 RECEIPTS BY THE TRUSTEE
Subject to the provisions of Part IV and to Rule 30, the Trustee shall pay or transfer to a Participant any money or money’s worth it receives in respect of, or by reference to, the Participant’s Plan Shares unless it is a Capital Receipt which consists of a new holding referred to in Rule 28.
27 EXERCISE OF VOTING RIGHTS ATTACHING TO PLAN SHARES
27.1	Trustee to notify Participants of resolutions
In the event of a general meeting of the Company or any separate general meeting of the holders of shares which include Plan Shares the Trustee shall notify each Participant of any resolution of which the Trustee has received notification and shall invite each Participant to direct the Trustee how to vote.
27.2	Participant to instruct Trustee how to vote
Following notification pursuant to Rule 27.1, the Participant or other person in whom the beneficial interest in the Plan Shares is for the time being vested, may instruct the Trustee how to exercise the voting rights carried by the Plan Shares:
27.2.1	the Trustee shall not be obliged to attend the general meeting and may exercise the voting rights either personally or by proxy;
27.2.2	in the case of “any other business” at an annual general meeting of the Company, the Trustee shall be entitled to vote (or refrain from voting) as it thinks fit;
27.2.3	on a show of hands, the Trustee shall vote in accordance with the wishes of the majority of Participants instructing it; and
27.2.4
on a poll, the Trustee shall vote or lodge proxy cards only in accordance with the directions of each Participant, which directions must have been returned to the Trustee in accordance with the instructions accompanying the notification. In the absence of any such direction the Trustee shall abstain from voting.

27.3	Notification of Participants’ directions to Trustee to be in writing
Any direction given by a Participant to the Trustee pursuant to Rule 27.2 shall be in writing under the hand of the Participant and shall not be binding upon the Trustee unless it has been received by the Trustee not less than 96 hours before the time for the holding of the meeting.
28 COMPANY RECONSTRUCTIONS
28.1	New holdings of Shares
Subject to Rule 28.2, where there occurs in relation to a Participant’s Plan Shares a company reconstruction which results in a new holding, or would result in a new holding were it not for the fact that the new holding consists of or includes a Qualifying Corporate Bond:
28.1.1	the company reconstruction shall be treated as not involving a disposal of the Plan Shares comprised in the original holding;
28.1.2	references in the Rules to a Participant’s Plan Shares shall be construed, after the date of the company reconstruction, as being references to the shares comprised in the new holding;
28.1.3
such new holding shall be deemed to have been Appropriated to or acquired on behalf of the Participant on the date the original holding was Appropriated to or acquired by him and shall be held by the Trustee on the same terms.

28.2	Meaning of “new holding”
For the purpose of Rules 11.5 and 28.1:
28.2.1
in the context of a new holding, any reference in Rule 11.5 and this Rule 28 to shares includes a reference to securities and rights of any description which form part of the new holding for the purpose of Chapter II of Part IV to Taxation of Chargeable Gains Act 1992; and

28.2.2
an issue of shares of any of the following descriptions (in respect of which a charge to income tax arises) made as part of a company reconstruction shall not be treated as forming part of a new holding:

28.2.2.1	redeemable shares or securities issued as mentioned in paragraph C or D in section 1000(1) of CTA 2010 (distributions);
28.2.2.2 share capital issued in circumstances such that section 1022(3) of CTA 2010 (bonus issues) applies;
28.2.2.3 share capital to which section 1022(3) of CTA 2010 (bonus issues) applies.
29 RIGHTS ISSUES
29.1	Application of Rule
This Rule 29 applies to rights attaching to a Participant’s Plan Shares to be allotted, on payment, other shares, securities or rights of any description (together referred to as “Rights”).
29.2	Trustee to provide information to Participants
The Trustee shall inform each Participant of any Rights arising in respect of Plan Shares and shall either send the Participant a copy of the document relating to the Rights or sufficient details to enable the Participant to act in accordance with Rule 29.3.
29.3	Participants to give written directions to Trustee
The Trustee shall deal with the Rights only pursuant to a written direction given by, or on behalf of, the Participant or any person in whom the beneficial interest in the Plan Shares is for the time being vested. Such written direction must be received by the Trustee before the expiry of five days before the closing date for acceptance of the Rights offer or within such other time limit set at the absolute discretion of the Trustee, and may direct the Trustee:
29.3.1	to take up all or part of the Rights provided that such instruction is accompanied by payment in cash of the amount necessary to exercise such rights; or
29.3.2	to sell all of the Rights; or
29.3.3	to sell such part of the Rights as enables the Trustee to use the proceeds of sale to exercise entitlement to the remaining Rights of the Participant.
29.4	Cash amounts arising to be dealt with by Trustee
Any cash arising from the disposal of the Rights (except insofar as it is used to exercise such Rights in accordance with Rule 29.3.3) shall be dealt with by the Trustee in accordance with Rule 26.
29.5	Failure by Participant to give any direction
If a Participant fails to give any direction under Rule 29.3, or has not otherwise authorised the Trustee, or fails to pay any appropriate amount of cash, then the Trustee shall take no action in respect of the Rights associated with that Participant’s Plan Shares.
30 DUTY TO ACCOUNT FOR PAYE ON CASH AMOUNTS
30.1	Trustee to make PAYE deductions
The Trustee shall withhold from:
30.1.1	a Capital Receipt referred to in Rule 26;
30.1.2	any monies returned to individuals under Rules 10 and 12; and
30.1.3
the proceeds of a disposal of Plan Shares other than Dividend Shares by the Trustee in accordance with a direction from a Participant (except in so far as the proceeds are used to take up Rights in accordance with Rule 29.3.3)

an amount equal to any income tax and employee’s national insurance contributions chargeable on such sum for which a Participating Company or the Trustee is required to make a deduction under the PAYE system.
30.2	Trustee to deal with PAYE deductions
30.2.1 The Trustee shall if it is responsible for operating PAYE in relation to such sum, retain it, or otherwise pay such sum as is referred to in Rule 30.1 to one or more Participating Companies in proportion to their respective obligations to operate PAYE in relation to such sum.
30.2.2 If there is no Participating Company for the purposes of Rule 30.2.1 the Trustee shall deduct income tax at the basic rate for the time being in force as if the Participant were a former employee of the Trustee.
 31  DUTY TO ACCOUNT FOR PAYE ON TRANSFERS OF ASSETS
31.1	Trustee to make PAYE deductions
Where under any Rule Plan Shares cease to be subject to the Plan and in relation to:
31.1.1	Free Shares it is prior to the fifth anniversary of the Free Shares Appropriation Date;
31.1.2	Contributory Shares it is prior to the fifth anniversary of the Contributory Shares Acquisition Date; or
31.1.3	Matching Shares it is prior to the fifth anniversary of the Matching Shares Appropriation Date the Trustee shall unless otherwise provided with funds from the Participant to meet any liability for income tax and/or employee’s national insurance contributions, dispose of a sufficient number of the Participant’s Plan Shares (for the best consideration in money that can reasonably be obtained at the time of sale), the proceeds of which shall (as far as possible) be equal to any income tax and/or employee’s national insurance contributions chargeable on the Plan Shares to be transferred and for which the Trustee or a Participating Company is required to make a PAYE deduction.
31.2	Trustee to deal with PAYE deductions
The Trustee and/or a Participating Company shall account to HMRC for any income tax and/or employee’s national insurance contributions referred to in Rule 31.1 and shall pay over to the Participant the difference (if any) between the proceeds from the disposal of his Plan Shares under Rule 31.1 and the amount due.
32 APPORTIONMENT OF CAPITAL RECEIPTS
32.1	Treatment of Capital Receipts
Subject to Rule 30 if the Trustee receives any Capital Receipt referred in Rule 26 in respect of, or by reference to, any Plan Shares held on behalf of more than one Participant, then, if and to the extent that such Capital Receipt cannot be precisely divided between such Participants in the appropriate proportions:
32.1.1
to the extent that it is money’s worth, the Trustee shall sell it for the best possible consideration in money that can reasonably be obtained and shall divide the proceeds of sale (after deducting any expenses of sale and any taxation which may be payable) among the Participants in question; and

32.1.2
to the extent that it is money the Trustee’s obligations under this Rule 32 shall be deemed to be discharged if the Trustee pays to each Participant the appropriate amount, rounded down to the nearest penny.

32.2	Trustee to inform Participants
The Trustee shall inform each Participant in respect of whose Plan Shares the Capital Receipt was received of the treatment thereof for income tax purposes.
33 TERMINATION OF PLAN
33.1	Company may terminate Plan
The Company may at any time decide to terminate the Plan and if it does so must issue a plan termination notice copies of which shall be given without delay to:
33.1.1	HMRC;
33.1.2	the Trustee; and
33.1.3	each Participant.
33.2	Consequences of termination of Plan
 If the Company issues a plan termination notice in accordance with Rule 33.1:
33.2.1	no further Awards may be made under the Plan;
33.2.2	the Trustee shall remove any Plan Shares from the Plan in accordance with paragraph 90 of Schedule 2; and
33.2.3	any Contributory Share Money held on behalf of a Participant must be paid to him as soon as practicable thereafter.
34 NOTICES
34.1	Notice by and to Company, etc
Any notice or other communication given under or in connection with the Plan shall be in writing and shall be sent by post or email to the Appropriate Postal or Email Address. For the purposes of this Rule 34.1, Appropriate Postal or Email Address means:
34.1.1	in the case of the Company, addressed to the UK Share Plan Manager at their usual place of businesses or to their email address;
34.1.2	in the case of the Trustee, any postal or email address provided to Participants for the purpose of contacting the Trustee; and
34.1.3	the work email address of an Eligible Employee or Participant who is permitted to receive personal emails at work or their home address if sent by post.
Any notice or other communication given under this Rule 34.1 shall be deemed to have been received at 9.00am on the next Business Day after sending the email or five Business Days in the case of postal communication.
This Rule 34.1 does not apply to the service of any proceedings or other documents in any legal action or, where applicable, any arbitration or other method of dispute resolution.
34.2	Deceased Participant
Any notice, document or other communication given to a Participant shall be deemed to have been duly given notwithstanding that such person is then deceased (and whether or not the Company, a Participating Company, the UK Share Plan Manager or the Trustee has notice of his death) except where his personal representatives have established their title to the satisfaction of the UK Share Plan Manager or the Trustee as appropriate and supplied to the UK Share Plan Manager and the Trustee an email address to which notices, documents and other communications are to be sent.
34.3	Trustee to distribute Company documentation
If the Trustee receives any annual or interim report, notice of meeting, circular, letter of offer or other documentation (excepting a dividend warrant or a document of title to shares, securities or rights) relating to any Plan Shares, the Trustee may, as soon as reasonably practicable, send, or procure the sending of, a copy of such document to each Participant on behalf of whom such Plan Shares are held.
34.4	Notification of liability to income tax
Where a Participant has become liable to income tax under any relevant provision of ITEPA 2003 the Trustee shall, as soon as reasonably practicable, inform the Participant of any fact material to determining that liability.
35 FRACTIONAL ENTITLEMENTS
35.1	If, on a company reconstruction, the Trustee receives a share or other security fractions of which would be treated as comprised in two or more Participants’ Plan Shares:
35.1.1	it shall not form part of any new holding for the purpose of Rule 28;
35.1.2	Rule 32 shall apply to it.
36 PROTECTION OF THE TRUSTEE
Any sale by the Trustee of shares, securities or rights which is effected through a member of the New York Stock Exchange acting in the ordinary course of his business shall be presumed to have been made for the best consideration that could reasonably be obtained at the time of the sale.
37 APPLICATION FOR LISTING OF PLAN SHARES
While Shares are listed on the New York Stock Exchange the Company shall if necessary, at its expense, make an application for, and use its reasonable endeavours to obtain, listing on the New York Stock Exchange for Plan Shares.
38 RELATIONSHIP OF PLAN TO CONTRACT OF EMPLOYMENT
38.1	Notwithstanding any other provision of this Plan:
38.1.1	the Plan or benefits available under the Plan shall not form part of any contract of employment between any Participating Company and an Eligible Employee;
38.1.2	unless expressly so provided in his contract of employment, an Eligible Employee has no right to an Appropriation;
38.1.3	the benefit to an Eligible Employee of participation in the Plan shall not form any part of his remuneration or count as his remuneration for any purpose and shall not be pensionable; and
38.1.4
if an Eligible Employee ceases to have a Relevant Employment, he shall not be entitled to compensation for the loss of any right or benefit or prospective right or benefit under the Plan whether by way of damages for unfair dismissal, wrongful dismissal, breach of contract or otherwise.

39 DATA PROTECTION
For the purpose of operating the Plan, the Company will collect and process information relating to Eligible Employees and Participants in accordance with the privacy notice which is on the Company intranet.
40 ALTERATIONS
No modification, alteration, or amendment to these Rules shall be made except in accordance with clause 22 of the Trust Deed.